Prospectus

                                   $95,514,583
                      12 1/2% Senior Secured Notes Due 2007
                            HVIDE MARINE INCORPORATED
                            (a Delaware Corporation)

         OFFER TO EXCHANGE ALL OUTSTANDING 12 1/2% SENIOR SECURED NOTES DUE 2007 FOR 12 1/2% SENIOR SECURED NOTES DUE 2007 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

         THE NOTES ARE UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY SPECIFIED SUBSIDIARIES OF HVIDE MARINE INCORPORATED.

The Exchange Offer

o Hvide Marine Incorporated will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are generally freely tradeable.

o You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

o The exchange offer expires at 5:00 p.m., New York City time on August 9, 2000, unless extended. We do not currently intend to extend the expiration date.

o The exchange of outstanding notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

o    We will not receive any proceeds from the exchange offer.

The Exchange Notes

o The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will generally be freely tradeable.

              Market For The Exchange Notes

o The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of these methods. We do not plan to list the exchange notes on any national market.

You should consider carefully the risk factors beginning on page 8 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2000.

                                TABLE OF CONTENTS
                                                                       PAGE


Prospectus Summary.........................................................2
Risk Factors...............................................................8
Our Recent Bankruptcy and Reorganization...................................17
Use of Proceeds............................................................19
Description of the Credit Facility.........................................19
The Exchange Offer.........................................................23
Description of the Notes...................................................34
Description of Collateral..................................................70
Registration Rights Agreement..............................................72
Book-Entry; Delivery and Form..............................................75
United States Federal Income Tax Consequences..............................78
Plan of Distribution.......................................................82
Legal Matters..............................................................83
Experts....................................................................83
Where You Can Find More Information........................................83
Documents Incorporated by Reference........................................84

                               PROSPECTUS SUMMARY

         The following summary should be read in conjunction with the more detailed information and consolidated financial statements and the related notes appearing elsewhere in this prospectus. Unless we indicate otherwise or the context otherwise requires, we use the following names and expressions in this prospectus as indicated:

         "Hvide Marine," "we," and "us" mean Hvide Marine Incorporated; the "guarantors" mean Hvide Marine's subsidiaries guaranteeing its obligations under the notes; and the "issuers" means Hvide Marine and the guarantors.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

         On December 15, 1999, Hvide Marine emerged from proceedings under Chapter 11 of the U.S. Bankruptcy Code. On that date, we also completed a private offering of $95,514,583 in aggregate principal amount at maturity of 12 1/2% senior secured notes due 2007. References to "notes" in this prospectus are references to both the outstanding notes and the exchange notes.

         Hvide Marine and the guarantors of the notes, which are identified in Appendix A, entered into a registration rights agreement with the purchasers in the private offering. This agreement calls for us to deliver this prospectus to you and to complete the exchange offer within 240 days after the date of original issuance of the outstanding notes. In the exchange offer, you are entitled to exchange your outstanding notes for exchange notes that are identical in all material respects to the outstanding notes except that:

o    the exchange notes have been registered under the Securities Act of 1933;

o the exchange notes are not entitled to registration rights under the registration rights agreement; and

o the liquidated damages provisions under the registration rights agreement are no longer applicable.

The Exchange Offer................... We are  offering   to   exchange   up   to
                                        $95,514,583  aggregate  principal amount
                                        of exchange  notes for up to $95,514,583
                                        aggregate     principal     amount    of
                                        outstanding notes. This amount includes the $95.0 million of notes issued on December 15, 1999 and an additional $514,583 issued on June 30, 2000 as interest.  See "-Summary of the Exchange
                                        Notes-Additional Interest."

Resales.............................. We believe that the exchange  notes issued in the exchange offer may be offered for
                                        resale, resold and otherwise transferred
                                        by  you  without   compliance  with  the
                                        registration  and  prospectus   delivery
                                        provisions of the Securities Act if:

                                      o you  are  not  an   affiliate  of  Hvide
                                        Marine;

                                      o you are acquiring the exchange  notes in
                                        the  ordinary  course of your  business;
                                        and

                                      o you have not  engaged  in, do not intend
                                        to engage in, and have no arrangement or
                                        understanding   with   any   person   to
                                        participate in, a distribution of the exchange notes.

                                      If you do not meet these requirements, you
                                        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes unless there is an applicable exemption from these requirements.

                                      Each  participating   broker-dealer   that
                                        receives  exchange  notes  for  its  own
                                        account  pursuant to the exchange  offer
                                        in exchange for  outstanding  notes that
                                        were    acquired    as   a   result   of
                                        market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Expiration Date; Withdrawal
    of Tenders....................... The  exchange  offer  will  expire at 5:00
                                        p.m.,  New York City time,  on August 9,
                                        2000,  or such  later  date  and time to
                                        which we extend the  expiration  date. A
                                        tender  of  outstanding   notes  may  be
                                        withdrawn  at  any  time  prior  to  the
                                        expiration  date. Any outstanding  notes
                                        not accepted for exchange for any reason
                                        will be returned  without expense to the
                                        tendering   holder  promptly  after  the
                                        expiration   or   termination   of   the
                                        exchange offer.

Conditions to the Exchange Offer..... The exchange offer is subject to customary conditions, which we may waive. Please read the section captioned "The Exchange Offer-Conditions to the Exchange Offer" of this prospectus for more information regarding the conditions to the exchange offer.

Procedures for Tendering
     Outstanding Notes............... If you wish to accept the exchange  offer, you  must  complete,  sign  and date the
                                        accompanying letter of transmittal, or a
                                        facsimile of the letter of  transmittal,
                                        according to the instructions  contained
                                        in this  prospectus  and the  letter  of
                                        transmittal.   You  must  also  mail  or
                                        otherwise  deliver to the exchange agent
                                        the   letter   of   transmittal,   or  a
                                        facsimile of the letter of  transmittal,
                                        together with the outstanding  notes and
                                        any  other   required   documents.   The
                                        address  of the  exchange  agent  is set
                                        forth on the cover page of the letter of
                                        transmittal.  If  you  hold  outstanding
                                        notes  through DTC, you must comply with
                                        the   Automated   Tender  Offer  Program
                                        procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

                                      o any exchange notes that you receive will
                                        be acquired in the ordinary course of your business;

                                      o you have no arrangement or understanding
                                        with any person or entity to participate in a distribution of the exchange notes;

                                      o if you are not a broker-dealer, that you
                                        are not  engaged in and do not intend to
                                        engage  in  the   distribution   of  the
                                        exchange   notes;   o  if   you   are  a
                                        broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes;

                                      o you are not an  "affiliate,"  as defined
                                        in Rule 405 under the Securities Act, of Hvide Marine; and

                                      o you  are not  acting  on  behalf  of any
                                        person   or   entity   who   could   not
                                        truthfully      make      the      above
                                        representations.

Special Procedures  for  Beneficial
    Owners........................... If you   are   a   beneficial   owner   of
                                        outstanding    notes    that   are   not
                                        registered  in  your  name,  you  should
                                        contact the registered  holder  promptly
                                        and instruct such  registered  holder to
                                        tender  on your  behalf.  If you wish to
                                        tender  on your  own  behalf,  you  must
                                        first     either    make     appropriate
                                        arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures....... If you  cannot deliver  your   outstanding
                                        notes,  the letter of transmittal or any
                                        other  documents  required by the letter
                                        of  transmittal,   or  comply  with  the
                                        applicable    procedures   under   DTC's
                                        Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer-Guaranteed Delivery Procedures."

Effect on Holders of
    Outstanding Notes................ As a result of the  making  and completing of the  exchange  offer,  we  will  have
                                        fulfilled  covenants  contained  in  the
                                        registration      rights      agreement.
                                        Liquidated  damages  will not  accrue on
                                        the outstanding  notes if we perform our
                                        obligations   under   the   registration
                                        rights agreement. If you are a holder of
                                        outstanding  notes and you do not tender
                                        your  outstanding  notes in the exchange
                                        offer,  you will continue to be entitled
                                        to  all  the  rights   and   limitations
                                        applicable to the outstanding notes in the indenture, except as noted above.

                                      To the extent  that outstanding  notes are
                                        tendered  and  accepted in the  exchange
                                        offer,    the    trading    market   for
                                        outstanding notes could be adversely affected.

Consequences of Failure to
     Exchange........................ All  untendered   outstanding  notes  will
                                        continue    to   be   subject   to   the
                                        restrictions on transfer provided for in
                                        the   outstanding   notes   and  in  the
                                        indenture.  In general,  the outstanding
                                        notes may not be offered or sold, unless
                                        registered  under  the  Securities  Act,
                                        except pursuant to an exemption from, or
                                        in a  transaction  not  subject  to, the
                                        registration    requirements    of   the
                                        Securities  Act  and  applicable   state
                                        securities  laws.  Upon  consummation of
                                        the  exchange  offer,  holders that were
                                        not prohibited from participating in the
                                        exchange  offer and did not tender their
                                        outstanding  notes  will  not  have  any
                                        registration     rights     under    the
                                        registration   rights   agreement   with
                                        respect to their nontendered outstanding notes.

U.S. Federal Income Tax
   Considerations.................... The  exchange  of  outstanding  notes  for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "United States Federal Income Tax Consequences."

Use of Proceeds...................... We will not receive any  proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent....................... State Street Bank and Trust Company is the
                                        exchange  agent for the exchange  offer.
                                        The address and telephone  number of the
                                        exchange  agent  are  set  forth  in the
                                        section       captioned        "Exchange
                                        Offer-Exchange     Agent"     of    this
                                        prospectus.

SUMMARY OF THE EXCHANGE NOTES

Maturity............................. June 30, 2007.

Interest Payment Dates............... March  30,  June  30,   September  30  and
                                        December  30 of  each  year,  commencing
                                        March 30, 2000.

Additional Interest.................. The indenture  provides  that if the notes have not  received a rating  better than
                                        Caal from  Moody's  and a rating  better
                                        than  CCC+  from  Standard  & Poor's  by
                                        April 15, 2000, the interest rate on the
                                        notes  will  increase  to 13.5% from the
                                        issue date, with the incremental  amount
                                        payable in additional notes. As of April
                                        15,  2000,  the notes had not been rated
                                        by  Moody's or  Standard  & Poor's  and,
                                        accordingly,   the  additional  interest
                                        became payable.  An additional  $514,583
                                        in notes were  issued on June 30,  2000.
                                        The interest rate will be reduced to 12.5% when the notes are rated better than Caal and CCC+.

Optional Redemption.................. Hvide Marine  may  redeem  the  notes,  in whole  or in  part,  at  the  redemption
                                        prices  listed  in  the  section  titled
                                        "Description   of   the   Notes-Optional
                                        Redemption."

Change of Control.................... Upon a change  of  control,  Hvide  Marine must  make  an  offer  to  purchase  the
                                        exchange  notes at a price equal to 101%
                                        of their principal amount, together with
                                        accrued   and   unpaid    interest   and
                                        liquidated damages, if any, to the date of purchase.

Ranking.............................. The exchange notes are senior  obligations of Hvide Marine ranking equally with any
                                        existing   and   future   unsubordinated
                                        indebtedness of Hvide Marine, including indebtedness under our credit facility.

Security............................. Our  credit  facility  and the  notes  are
                                        secured,   subject  to  exceptions   and
                                        limitations,  by an all  assets  lien on
                                        the same collateral which is held by the
                                        same collateral agent; however,  lenders
                                        under the credit  facility  have a first
                                        priority   interest  in  the  collateral
                                        while holders of the notes have a second
                                        priority interest in the collateral. The
                                        collateral includes (1) a first priority
                                        lien   on   substantially   all  of  the
                                        existing assets of Hvide Marine and the restricted subsidiaries, other than the following vessels:

                                      o Seabulk Nada;
                                      o Seabulk Ruby;
                                      o Seabulk Tims I;
                                      o HMI Trader;
                                      o Seabulk America;
                                      o Seabulk Houston;
                                      o Seabulk Kansas;
                                      o Seabulk Nebraska; and
                                      o Seabulk St. Frances.

                                      (2) a  second  priority  mortgage  on  the
                                        vessels named Condor,  Eagle,  Hawk, HMI
                                        Dynachem and HMI Petrochem.

                                      (3)  a  first   priority   lien  on  Hvide
                                        Marine's   equity   interests   in   the
                                        guarantors.    See    "Description    of
                                        Collateral."

Guarantees........................... The  subsidiaries  listed on  Appendix  A,
                                        which   together  we  refer  to  as  the
                                        "guarantors" in this prospectus, jointly and severally guarantee the notes on a senior basis. These guarantees are full and unconditional.

Covenants............................ The  indenture  contains  covenants  that, subject to exceptions,  limit us and our
                                        restricted subsidiaries from:
                                      o paying   dividends   or   making   other
                                        restricted payments or investments;
                                      o incurring  additional  indebtedness  and
                                        issuing preferred stock;
                                      o creating liens on assets;
                                      o merging,  consolidating,  or selling all
                                        or substantially all of our assets;
                                      o entering  into  specified   transactions
                                        with affiliates; and
                                      o creating  restrictions  on  dividends or
                                        other     payments     by     restricted
                                        subsidiaries to Hvide Marine.

Absence of a Public Market
    for the Exchange  Notes ......... The  exchange  notes   generally  will  be
                                        freely transferable but will also be new
                                        securities  for  which  there  will  not
                                        initially  be a market.  Accordingly,  a
                                        market  for the  exchange  notes may not
                                        develop   or   the   market   may   lack
                                        significant liquidity.

                                  RISK FACTORS

         Prospective participants in the exchange offer should consider carefully all of the information contained in this prospectus in connection with the exchange offer. The risk factors set forth below, with the exception of the first risk factor, are generally applicable to the outstanding notes as well as the exchange notes.

FACTORS RELATING TO THE EXCHANGE OFFER

If you choose not to exchange your outstanding notes, the present transfer restrictions will remain in force and the market price of your outstanding notes could decline.

         If you do not exchange your outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the purchase agreement relating to the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary-Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

         The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

FACTORS RELATING TO HVIDE MARINE INCORPORATED

Depressed industry conditions and substantial cash requirements have adversely affected our earnings and liquidity and may cause us to violate a covenant in our bank credit agreement.

         Beginning in mid-1998, there was a severe downturn in offshore oil and gas exploration, development and production activities in all markets in which our offshore energy support fleet operates. This downturn, which was primarily a result of a worldwide decline in oil and gas prices, resulted in a substantial decline in vessel rates and utilization throughout our industry and adversely affected our operating results. As a result, we have experienced substantial declines in revenue, earnings before interest, taxes and depreciation, or EBITDA, and net losses. Our offshore energy support business is not expected to fully recover unless recent oil and gas price increases are sustained, leading to upturns in exploration, development and production activities. Through the first quarter of 2000, recent price increases have not led to an upturn in these activities. If there is no significant increase in those activities, our liquidity will continue to be adversely affected, and our cash flow from operations and cash on hand will not be sufficient to satisfy our short-term working capital needs, capital expenditures, debt service requirements and lease and other payment obligations.

Our recent bankruptcy has adversely affected our ability to compete and is likely to continue to do so.

         We emerged from bankruptcy on December 15, 1999, the effective date of our plan of reorganization. While we were in bankruptcy, the resulting adverse publicity harmed our ability to attract new customers and to maintain favorable relationships with our existing customers and suppliers. For example, some of our suppliers required cash payments rather than extend credit, which adversely affected our liquidity. We also experienced attrition of employees in key functions. These trends may continue even though we are no longer in bankruptcy. The marine transportation industry is highly competitive, and these factors have had and are likely to continue to have an adverse effect on our ability to compete.

We are highly leveraged, and our business may be harmed if we cannot maintain our operating cash flow.

         Although our plan of reorganization significantly reduced our debt, we still have substantial debt and debt service requirements, in absolute terms and in relation to stockholders' equity. Our ability to meet our debt service obligations will depend on a number of factors, including our ability to maintain operating cash flow. We cannot assure you that we will achieve our targeted levels of operating cash flow. Our ability to maintain or increase operating cash flow will depend upon improvement in industry conditions discussed elsewhere in these risk factors, prevailing economic conditions and other factors, many of which are beyond our control. Our inability to maintain or increase our operating cash flow may have a material adverse impact on our business and the market price of our securities.

Our business is substantially dependent on the oil and gas industry, which is cyclical and is currently operating at reduced levels.

         Our business and operations are substantially dependent upon conditions in the oil and gas industry, particularly expenditures by oil and gas companies for offshore exploration, development and production activities. These expenditures, and hence the demand for offshore energy support and transportation services, are directly influenced by oil and gas prices, expectations concerning future prices, the cost of producing and delivering oil and gas and government regulation and policies regarding exploration and development of oil and gas reserves, including the ability of OPEC to set and maintain production levels and prices. Since mid-1998, there has been a severe downturn in the level of offshore exploration and production activity, which has adversely affected the rates we receive for and the level of utilization of our offshore energy support vessels. Offshore exploration and production expenditures may not increase in the near future, and our business will not recover until there is a significant increase in these expenditures. While oil and gas prices have recently increased, the increases are not yet generally believed to be sufficiently sustained to lead to upturns in offshore exploration, development and production activities to their previous levels. We cannot predict whether or when vessel utilization and rates will improve or the extent of any improvement.

Excess vessel supply and vessel newbuilds have depressed day rates and adversely affected our operating results and have caused any recovery in the offshore energy support market to lag increases in oil and gas prices.

         Our offshore energy support business is affected by the supply of and demand for offshore energy support vessels. During periods when supply exceeds demand there is significant downward pressure on the rates we can obtain for our vessels. Because vessel operating costs cannot be significantly reduced, any reduction in rates adversely affects our results of operations. Currently, the industry supply of offshore energy support vessels significantly exceeds demand, and this imbalance is expected to increase with the delivery of additional vessels currently under construction or on order. Newbuilds generally have substantially greater capability than older vessels, thereby exacerbating the oversupply. In addition, because the supply of vessels currently exceeds demand, we and other vessel operators have elected to defer drydocking and other significant maintenance capital expenditures and have "cold stacked" vessels, thereby creating an additional source of vessels if vessel demand increases. Thus, before there is significant improvement in vessel day rates and utilization, exploration and production activities will have to increase to levels that will generate demand for the current excess supply, cold-stacked vessels and the newbuilds that come into service.

We may be at a competitive disadvantage in responding to any improved demand in the offshore energy support industry.

         As a result of our need to reduce capital expenditures, we are deferring required drydockings of a number of our offshore energy support vessels that are laid up due to lack of demand. If and when increased demand should provide employment opportunities for these vessels, we might not have the capital resources with which to proceed with the required drydockings or to proceed with them on as timely a basis as our competitors that have sufficient resources. We also will be required to undertake the maintenance that has been and will be deferred due to our program to reduce expenditures.

We conduct international operations, which involve additional risks.

         We operate vessels worldwide. Operations outside the United States involve additional risks, including the possibility of vessel seizure, foreign taxation, political instability, foreign and domestic monetary and tax policies, expropriation, nationalization, loss of contract rights, war and civil disturbances or other risks that may limit or disrupt markets. Additionally, our ability to compete in the international offshore energy support market may be adversely affected by foreign government regulations that favor or require the awarding of contracts to local persons, or that require foreign persons to employ citizens of, or purchase supplies from, a particular jurisdiction. Further, our foreign subsidiaries may face governmentally imposed restrictions on their ability to transfer funds to their parent company.

Our offshore energy support fleet includes many older vessels.

         The average age of our offshore energy support vessels, based on the later of the date of construction or rebuilding, is approximately 18 years, and approximately 31% of these vessels are more than 20 years old. We believe that after a vessel has been in service for approximately 30 years, repair, vessel certification and maintenance costs may not be economically justifiable. We may not be able to maintain our fleet by extending the economic life of existing vessels through major refurbishment or by acquiring new or used vessels.

Our business is subject to environmental risk and regulations.

         Our operations are subject to federal, state, local and foreign laws and regulations relating to safety and health and environmental protection, including the generation, storage, handling, emission, transportation and discharge of hazardous and non-hazardous materials. The trend in environmental legislation and regulation is generally toward stricter standards, and this trend will likely continue. If we fail to comply with these regulations, we could face substantial liability for damages, remediation costs and penalties associated with oil or hazardous-substance spills or other discharges into the environment involving our vessel operations. Damages under these regulations are defined broadly to include:

o    natural resource damages and the costs of assessment;

o    damages for injury to or losses resulting from destruction of property;

o net loss of taxes, royalties, rents, fees and profits by the U.S. federal, state, local and foreign governments;

o    lost profits from property or natural resource damage;

o the net costs of providing increased or additional public services necessitated by a spill response, including protection from fire, safety or other hazards; and

o    the loss of subsistence use of natural resources.

         Our shoreside operations are also subject to federal, state, local and foreign environmental laws and regulations. In addition, tanker owners and operators are required to establish and maintain evidence of financial responsibility with respect to potential oil spill liability. We currently satisfy this requirement through self-insurance or third-party insurance. Amendments to existing laws and regulations or new laws and regulations may be adopted that could limit our ability to do business or increase our cost of doing business.

Our business involves hazardous activities and other risks of loss against which we may not be adequately insured.

         Our business is affected by a number of risks, including the mechanical failure of our vessels, collisions, vessel loss or damage, cargo loss or damage, hostilities and labor strikes. In addition, the operation of any vessel is subject to the inherent possibility of a catastrophic marine disaster, including oil, fuel or chemical spills and other environmental mishaps, as well as other liabilities arising from owning and operating vessels. Any such event may result in the loss of revenues and increased costs and other liabilities. Although our losses from such hazards have not historically exceeded our insurance coverage, there can be no assurance that this will continue to be the case.

         The Oil Pollution Act of 1990, known as OPA 90, imposes virtually unlimited liability upon vessel owners, operators and certain charterers for certain oil pollution accidents in the United States. This has made liability insurance more expensive and has also prompted insurers to consider reducing available liability coverage. While we maintain insurance, there can be no assurance that all risks are adequately insured against, particularly in light of the virtually unlimited liability imposed by OPA 90, and that any particular claim will be paid. In addition, we may not be able to procure adequate insurance coverage at commercially reasonable rates in the future. Because we maintain mutual insurance, we are subject to funding requirements and coverage shortfalls in the event claims exceed available funds and reinsurance, and to premium increases based on prior loss experience. Any shortfalls could have a material adverse impact on our financial condition.

We could lose Jones Act protection, which would result in additional competition in the markets we serve.

         A substantial portion of our operations is conducted in the U.S. domestic trade. Under the U.S. coastwise laws, known as the Jones Act, this trade is restricted to vessels built in the United States, owned and manned by U.S. citizens and registered under U.S. law. There have been repeated attempts to repeal the Jones Act, and these attempts are expected to continue in the future. Repeal of the Jones Act would result in additional competition from vessels built in lower-cost foreign shipyards and owned and manned by foreign nationals accepting lower wages and benefits than U.S. citizens, which could have a material adverse effect on our business.

Over time, we will have to remove some of our vessels from petroleum product transport service in U.S. waters.

         OPA 90 establishes a phase-out schedule, depending upon vessel size and age, for single-hull vessels carrying crude oil and petroleum products. The phase-out dates for our single-hull carriers are as follows: HMI Trader -- 2000, Seabulk Magnachem -- 2007, HMI Defender -- 2008, HMI Dynachem -- 2011, HMI Petrochem -- 2011 and Seabulk America -- 2015. The phase-out date for some of our fuel barges is 2015. As a result of this requirement, these vessels will be prohibited from transporting petroleum products in U.S. waters after their phase-out dates. However, these vessels may be taken out of service for other reasons prior to their OPA 90 phase-out dates. Although our remaining vessels are not subject to mandatory retirement, and we employ what we believe to be a satisfactory maintenance program for all our vessels, we may not be able to maintain our fleet by extending the economic lives of existing vessels or acquiring new or used vessels.

Our credit facility contains covenants that restrict our activities.

Our credit facility

o requires us to meet various financial tests, including the maintenance of minimum levels of earnings before interest, taxes, depreciation, and amortization, or EBITDA, and of minimum ratios of leverage, debt service and indebtedness to net worth;

o    limits liens;

o    limits additional borrowing;

o    limits our ability to make investments;

o limits payments, including dividends on shares of any class of capital stock; and

o limits our ability to do other things, such as entering into business transactions, including mergers and acquisitions.

         These provisions could limit our future ability to continue to pursue actions or strategies that we believe would be beneficial to our company.

FACTORS RELATING TO THE NOTES

The  collateral   securing  the  notes  may  not  be  sufficient  to  cover  the indebtedness owed to you under the notes.

         The notes and the guarantees are initially secured, subject to exception and limitations, by liens on substantially all of the existing assets of the issuers including vessels, inventory, accounts receivable, intellectual property and related assets. The notes and the guarantees are also secured by a pledge, on an equal and ratable basis with our credit facility obligations, of all of the equity interests of Hvide Marine in the guarantors. The majority of the collateral consists of mortgages on 231 vessels (first preferred mortgages on 226 vessels, and second preferred mortgages on five vessels) of the 240 vessels owned by us or our subsidiaries. As discussed under the following risk factor, however, the rights of the holders of the notes are subordinate to the rights of the lenders under the credit facility. Accordingly, the proceeds of the sale of the collateral may not be sufficient to satisfy the principal and interest outstanding under the notes.

The interests of the holders of the notes and the lenders under the credit facility may conflict in the event of a default by Hvide Marine.

         The rights of the holders of the notes are subordinate to the rights of the lenders under the credit facility with respect to the proceeds of the collateral securing the indebtedness. The lenders under the credit facility are further protected through a cross default provision in the credit facility that requires accelerated payments and/or payment of the indebtedness in full upon Hvide Marine's default under the indenture and the notes. Accordingly, if there is a question as to whether the proceeds from the sale of the collateral will be sufficient to satisfy the principal and interest outstanding under the notes, the interests of the holders of the lenders under the credit facility and the holders of the notes will likely conflict. For example, the lenders under the credit facility may seek to expedite vessel foreclosure proceedings in order to quickly realize sales proceeds sufficient to satisfy the aggregate outstanding principal and interest under the credit facility without regard to maximizing vessel sales proceeds for the benefit of the holders of the notes. On the other hand, the holders of the notes may seek to delay vessel foreclosures in order to maximize sales proceeds or to force the lenders under the credit facility to negotiate a solution that will benefit the holders of the notes at the expense of the lenders under the credit facility. Such a conflict may decrease the ultimate recovery of the holders of the notes, the lenders under the credit facility or both.

         We do not believe there are any material existing prior liens on the existing collateral securing claims of persons other than the lenders under the credit facility. You should consider, however, that future additional prior claims may arise by reason of applicable law and that a bankruptcy or other court may refuse, on equitable or other grounds, to enforce the terms of the Security Documents against other creditors, in which case the claims of the other creditors against the collateral may be prior to yours.

If we were subject to bankruptcy proceedings, your rights to receive payment on the notes or the guarantees or receive proceeds from the realization on the collateral may be significantly impaired.

         The right of the collateral agent or the trustee under the indenture to repossess and dispose of any of the collateral may be significantly limited by applicable bankruptcy laws. Under U.S. federal bankruptcy laws, secured creditors, such as the collateral agent, the trustee and the holder of notes, are prohibited from foreclosing upon collateral held by a debtor in a bankruptcy case, or from disposing of collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable U.S. federal bankruptcy laws generally permit a debtor to continue to retain and to use pledged assets, including cash collateral, even if the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The interpretation of the term "adequate protection" may vary according to circumstances, but it is generally intended to protect the value of the secured creditor's interest in collateral.

         Because  the  term   "adequate   protection"   is  subject  to  varying
interpretation and because of the broad discretionary powers of a bankruptcy court, it is impossible to predict any of the following:

o if payments under the notes or the guarantees would be made following commencement of and during a bankruptcy case;

o whether or when the collateral agent or the trustee could foreclose upon or sell any of the collateral; and

o whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of collateral securing the notes and the guarantees under the doctrine of "adequate protection."

         In addition, if a bankruptcy court determined that the value of the collateral securing the notes and the guarantees was less than all amounts due on the notes, the noteholders would become holders of "undersecured claims." Applicable federal bankruptcy laws do not permit the payment and/or accrual of interest, cost and attorney's fees for "undersecured claims" during a debtor's bankruptcy case. See "Description of Collateral Certain-Bankruptcy Limitations."

Bankruptcy and fraudulent transfer laws could allow a court to limit payments to holders of the notes or subordinate the obligations of Hvide Marine and the guarantors with respect to the notes.

         Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the indebtedness represented by the notes, the guarantees and/or the liens on collateral may be avoided or the claims on this indebtedness or liens could be subordinated to our other debt, if

(1) the notes and/or the guarantees were incurred with an intent to hinder, delay or defraud creditors; or

(2) less than a reasonably equivalent value or fair consideration was received for the incurrence of the indebtedness or pledges and Hvide Marine and/or the guarantors

     (a)     were insolvent;

     (b)     were rendered insolvent as a result of such incurrence;

     (c) were engaged in a business or transaction for which their remaining assets constituted unreasonably small capital to carry on their business; or

     (d) intended to incur, or believed that they would incur, debts beyond their ability to pay the debts as they matured.

         A legal challenge of the indebtedness represented by the notes, a guarantee or a lien on fraudulent conveyance grounds could, among other things, focus on the benefits, if any, realized by Hvide Marine or a guarantor as a result of the issuance of the notes.

         The definition of insolvency in a proceeding where a fraudulent conveyance is asserted will vary depending on the law applied in the proceeding. Generally, however, a company is insolvent if

         (1) its total debts, including contingent liabilities, are greater than the fair saleable value of its assets at a fair value or

         (2) the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature.

         We are not certain, however, what standard a court would apply in making such determination. Our counsel will not express any opinion as to federal or state laws relating to fraudulent transfers.

The mortgages on the vessels will be subordinate to other types of maritime liens.

         Vessel mortgages generally are subordinate to various maritime liens that arise by operation of law. The priority that these mortgages would have against the claims of the other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the laws of the country where the proceeding is brought. The following liens and claims frequently take priority over ship mortgages:

o costs arising out of the arrest of a vessel or the subsequent sale of the vessel;

o wages and other sums due to the master, officers and others employed on the vessel;

o    port, canal and other waterway dues and pilotage dues;

o claims against the vessel owner in respect of loss of life or personal injury occurring in connection with the operation of the vessel;

o    claims for salvage, wreck removal and contribution in general average; and

o liens exercisable by a shipbuilder or repairer over a vessel when the shipbuilder or repairer has possession of the vessel prior to the date the mortgage is filed with the jurisdiction in which the vessel is registered.

In addition, if a proceeding to enforce a foreign ship mortgage is brought in a U.S. court, the mortgage may be subordinate to maritime liens for supplies provided to the vessel in the United States Similar preferences for local suppliers may be encountered in other jurisdictions.

Foreclosing on vessel mortgages can be difficult in some jurisdictions.

         Upon an event of default under the notes, the holders of a majority of the notes then outstanding may direct the collateral agent to commence enforcement proceedings under the ship mortgages that secure the notes. Many of the mortgaged offshore energy support vessels operate in international waters and in various foreign jurisdictions. There can be no assurance that, if enforcement proceedings must be commenced against a particular vessel, the vessel will be located in a jurisdiction having effective or favorable procedures and lien priorities.

         The vessels are also registered under the laws of several jurisdictions. Vessel mortgages granted under the laws of all of these jurisdictions are generally recognized by U.S. and foreign courts in accordance with their terms, to the extent that they do not offend national sovereignty, public order or good morals of the jurisdiction. However, foreclosure of the mortgages would involve a separate proceeding for each mortgage, many of which could be very costly and subject to lengthy delays that could result in increased custodial costs, deterioration in the condition of the vessels and reduction in their value. Some jurisdictions may provide no legal remedy for the enforcement of the ship mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impracticable. Furthermore, some jurisdictions may not permit a vessel to be sold prior to entry of a judgment, resulting in a lengthy delay that could result in increased custodial costs, deterioration in the condition of the vessel and substantial reduction in its value.

It may be difficult to enforce subsidiary guarantees.

         Substantially all of our subsidiaries have guaranteed and will continue to guarantee our obligations under the notes. It may, however, be difficult or impossible to enforce these guarantees. Some of the subsidiaries are, or may be, incorporated in jurisdictions outside the United States. If there is a default under a guarantee, an enforcement action probably would have to occur in the jurisdiction where the subsidiary's assets are located. The limited experience of some jurisdictions with actions to enforce guarantees could significantly complicate, delay or limit the scope of enforcement actions. The ability of a foreign claimant to enforce a guarantee by a subsidiary of a parent's obligations is subject to some uncertainty both in the United States and other jurisdictions.

We may not have the ability to raise the necessary funds to finance a change of control offer required by the indenture, and the credit facility may prohibit making the offer.

         Upon the occurrence of a change of control, you may require Hvide Marine to offer to purchase your notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest and liquidated damages, if any, to the date of repurchase.

         However, our credit facility prohibits us from making any prepayments of principal or interest on outstanding indebtedness (including the notes) except in specified circumstances. Our credit facility also provides that specified change of control events with respect to Hvide Marine and the guarantors constitute a default under the credit facility. Any future credit agreements or other agreements relating to indebtedness to which we or the guarantors become parties may contain similar restrictions and provisions.

         In the event a change of control occurs at a time when we are prohibited under the credit facility or our other agreements related to indebtedness from purchasing the notes, we could seek the consent of the lenders to purchase the notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain a consent or refinance the borrowings, we would remain prohibited from purchasing the notes. In this case, our failure to make the required repurchase offer or purchase tendered notes would constitute a default under the indenture which, in turn, could result in amounts outstanding under the credit facility and other indebtedness being declared due and payable. This declaration could have adverse consequences to us and to you as a noteholder.

         In addition, in the event of a change of control, we may not have sufficient assets to satisfy all of their obligations under the notes and the credit facility and any other indebtedness which may become payable. The provisions relating to a change of control included in the indenture also may increase the difficulty of a potential acquiror obtaining control of us. See "Description of the Notes-Offer to Purchase Upon Change of Control" and "Description of the Credit Facility."

Original issue discount relating to the $95 million notes issued on December 15, 1999 may present unfavorable tax and other legal consequences to you.

         The original issuance of $95 million of notes will be deemed to have been issued to you with original issue discount equal to $193 per $1,000 principal amount of notes, which is the difference between the issue price and the principal amount of the notes plus the estimated value of the warrants originally issued with the notes. Consequently, for U.S. federal income tax purposes, this original issue discount will accrue from the issue date of the notes and will be includable in a holder's gross income as it accrues. Accordingly, holders will recognize additional income for income tax purposes as the original issue discount amortizes without receiving a corresponding cash payment with which to pay the tax associated with the additional income. See "United States Federal Income Tax Consequences."

         If a bankruptcy case under the U.S. Bankruptcy Code were commenced by or against us after the issuance of the notes, the claim of a holder of notes could be limited to exclude the amount of unaccrued original issue discount, as of the relevant date, if the bankruptcy court determined that it was "unmatured interest."

You cannot be sure that an active trading market will develop for the notes.

         We do not intend to apply for a listing of the notes on a securities exchange. There is currently no established market for the notes and we cannot assure you of any of the following:

o        the liquidity of any market that may develop for the notes;

o        the ability of holders of notes to sell their notes; or

o        the price at which holders of notes will be able to sell their notes.

         If a market for the notes does develop, prevailing interest rates, the markets for similar securities and other factors could cause the notes to trade at prices lower than their initial market values or reduce the liquidity of the notes.

                    OUR RECENT BANKRUPTCY AND REORGANIZATION

The Events Leading to the Bankruptcy

         Between 1997 and early 1999, we completed a number of acquisitions and built new vessels that substantially expanded our offshore energy support operations into several new international markets, increased the deepwater capability of our offshore energy support fleet, and increased our domestic offshore and harbor towing and petroleum product transportation operations. Our principal sources of cash to finance these acquisitions were bank borrowings, cash provided by operations, proceeds from two public offerings of common stock, proceeds from an offering of $119.0 million of trust preferred securities and proceeds from an offering of $300.0 million principal amount of senior notes. The significant increase in our indebtedness incurred to finance these acquisitions and newbuilds placed great demands on our capital resources beginning in late 1997, when market forces brought about a precipitous decline in our revenues.

         The revenues of our offshore energy support fleet are dependent upon the level of offshore oil and gas exploration, development and production activities, which are in turn heavily dependent upon the prevailing price of crude oil and natural gas. Beginning in late 1997 and continuing through 1998 and the first half of 1999, crude oil prices declined substantially, which resulted in a severe downturn in these offshore activities, and in turn, in the revenues of our offshore energy support operations. As a result of this decline in revenues, we experienced a liquidity crisis beginning in mid-1998 and were unable to comply with some of the financial covenants in our bank loan agreement. Although the lending banks agreed to modifications of these covenants, the continuing decline in our revenues caused us to be unable to comply with the modified financial covenants at the end of the first quarter of 1999. As a consequence, our independent auditors' report on our 1998 financial statements (issued at the end of March 1999) included an explanatory paragraph stating that the reduction in revenues and noncompliance with the loan agreement covenants raised substantial doubt about our ability to continue as a going concern.

         Our lending banks agreed to further waivers of our noncompliance with covenants, which were accompanied by substantial fees and increases in interest rates. Despite these waivers, adoption of a cash management program and reduction in operating and overhead expenses during 1999, we were unable to make a $12.5 million interest payment due August 16, 1999 on our $300.0 million of senior notes. Discussions with an informal committee of holders of the senior notes and our trust preferred securities led to our filing of a petition under Chapter 11 of the U.S. Bankruptcy Code on September 9, 1999.

The reorganization

         Under our reorganization plan, which became effective on December 15, 1999:

o the holders of the $300.0 million of senior notes received 9,800,000 shares of our common stock in exchange for their notes;

o the holders of the $119.0 million of trust preferred securities received 200,000 shares of our common stock, as well as Class A warrants to purchase an additional 125,000 shares, in exchange for those securities;

o stockholders received Class A warrants to purchase a total of 125,000 shares of our common stock;

o noteholder warrants to purchase 6.75% of our common stock on a fully diluted basis after giving effect to the exercise of these warrants, exercisable at a nominal purchase price for seven and one-half years, were issued to purchasers of our new senior secured second notes described below;

o    claims of general and trade creditors were unaffected; and

o    we reincorporated from Florida to Delaware.

         The 9,800,000 shares received by the holders of the senior notes represent 98.0% of our currently outstanding common stock and 89.3% of our common stock on a fully diluted basis after assuming exercise of all the Class A warrants and the noteholder warrants. The 200,000 shares received by holders of the trust preferred securities represent 2.0% of our currently outstanding common stock and 1.8% of our common stock on a fully diluted basis.

         We also obtained new credit facilities from a group of financial institutions. The new facilities, totaling $320.0 million, consist of $200.0 million in term loans, a $25.0 million revolving credit facility, and $95.0 million in aggregate principal amount at maturity of new 12 1/2% senior secured notes due 2007. A portion of the proceeds from these facilities was used to repay all outstanding borrowings under our prior bank loans and to pay administrative and other fees and expenses. The balance of the proceeds will be used for working capital and general corporate purposes.


                                 USE OF PROCEEDS

         We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes tendered and accepted in exchange for the exchange notes will be retired and canceled. Accordingly, issuance of the exchange notes will not result in any change in the capitalization of Hvide Marine.

                       DESCRIPTION OF THE CREDIT FACILITY

Overview

         In connection with our emergence from bankruptcy, we entered into a credit facility with Bankers Trust Company, as administrative agent, Deutsche Bank Securities Inc., as lead arranger and book manager, and Meespierson Capital Corp., as Syndication Agent and Co-Arranger, and other lenders.

         The credit agreement provides for the following facilities:

                  Facility.                 Amount                     Maturity
                  --------                  ------                     --------

        o        A term loan                $75 million               2004
        o        B term loan                $30 million               2005
        o        C term loan                $95 million               2006
        o        Revolving loan             $25 million               2004

         The interest rate for borrowings under the credit agreement is set from time to time at a rate per annum equal to the sum of the base rate (the higher of (a) the per annum rate of interest which is 1/2 to 1% in excess of the Adjusted Certificate of Deposit Rate in effect from time to time and (b) the Prime Lending Rate as in effect from time to time) plus a margin ranging between 2.25% and 3.25% (depending on the loan facility), or for Eurodollar loans, at an annual rate equal to the sum of the Eurodollar Rate for such interest period plus a margin ranging between 3.25% and 4.25% (depending on the loan facility).

         The obligations under the credit facility are secured by collateral that is securing the notes and are unconditionally and irrevocably guaranteed jointly and severally by us and each of our subsidiaries other than the following:

Delaware Tanker Holdings I, Inc.
Delaware Tanker Holdings II, Inc.
Delaware Tanker Holdings III, Inc.
Delaware Tanker Holdings IV, Inc.
Delaware Tanker Holdings V, Inc.
Lightship Partners, L.P.
Lightship Tanker Holdings, L.L.C.
Lightship Tankers I, L.L.C.
Lightship Tankers II, L.L.C.
Lightship Tankers III, L.L.C.
Lightship Tankers IV, L.L.C.
Lightship Tankers V, L.L.C.
Kinsman Lines, Inc.
Seabulk America Partnership, Ltd.
Seabulk Bravo, Inc.
Seabulk Chemical Carriers, Inc.
Seabulk Hunter, Inc.
Seabulk Nada, Inc.
Seabulk Offshore Charter Holdings, Inc.
Seabulk Offshore Chartering, Inc.
Seabulk Offshore, S.A.
Seabulk Ruby, Inc.
Seabulk St. Tammany, Inc.
Seabulk Star, Inc.
Seabulk Tern, Inc.
Seabulk Transmarine Partnership, Ltd.
Tankers L.L.C.

Security Interests

         Our borrowings under our credit facility are secured by a first priority perfected security interest in:

o    231 vessels owned by us and our subsidiaries;

o    the capital stock and other equity interests of each our subsidiaries; and

o all presently owned and subsequently acquired vessels, accounts, inventory, intellectual property and any other assets, proceeds and products of Hvide Marine and the guarantors.

Availability of Revolving Loan Facility

         As of March 31, 2000, we have borrowed approximately $4 million under our revolving credit facility. We are entitled to draw amounts under it to repay existing indebtedness, to finance working capital and capital expenditures, and for other general corporate purposes.

         The administrative agent under the credit facility has the right in its discretion to modify advance rates, eligibility standards and reserves applicable to the borrowing base based on the results of commercial finance examinations, appraisals and other information.

Mandatory and Optional Prepayment

         Subject to exceptions for reinvestment of proceeds and other exceptions and thresholds, we are required to prepay outstanding loans and reduce commitments under the credit facility by making mandatory quarterly prepayments in March, June, September and December, and with the net proceeds of specified

o        asset dispositions;

o        insurance recovery events;

o        issuances of equity; and

o        incurrences of permitted debt.

         In addition, we are required to prepay loans when the total amounts outstanding exceed the commitment amount, when there is a change of control (unless the lenders consent), and when we have excess cash flow.

         We may voluntarily prepay loans under our credit facility, in whole or in part, without penalty, subject to minimum prepayments. If we prepay eurodollar rate loans, we are required to reimburse lenders for their reasonable costs and losses.

Covenants

         Our credit facility contains covenants that require us to maintain a minimum EBITDA and certain minimum financial ratios, specifically a fixed charge coverage ratio of 1.0:1.0 and a working capital ratio of between 1.25:1.0 and 1.5:1.0 (depending on the date). The fixed charge coverage ratio is a ratio of consolidated EBITDA plus between $10 million and $20 million (depending on the period) and the consolidated fixed charges for that period. The working capital ratio is the ratio between consolidated current assets and consolidated current liabilities.

         In addition, we are required to ensure that the value of all of our vessels that have granted a first preferred mortgage in favor of our lenders is at least 50% of the value of our borrowings under our credit facility.

         Our credit facility contains negative covenants and provisions that restrict, among other things, our ability to

o incur additional indebtedness, make loans or advances, or guarantee the obligations of others;

o    grant liens;

o    change our line of business or create new subsidiaries;

o    merge, consolidate and acquire or sell assets or stock;

o    make capital expenditures in excess of specified annual amounts;

o    engage in transactions with our affiliates;

o    pay dividends, repurchase stock or make other forms of restricted payments;
     and

o    prepay or amend the notes or any of our subordinated indebtedness.

The credit facility also contains the following affirmative covenants, among others:

o    mandatory reporting of financial and other information;

o    access to our properties, vessels and books by the credit facility lenders;

o    provision of copies of proxy statements and all other securities filings;

o    notice of certain environmental information, including claims and actions;

o notice to the administrative agent and the credit facility lenders upon the occurrence of specified events of default and other events; and

o other customary obligations requiring us and our subsidiaries to operate our business in an ordinary manner consistent with past practices, including the maintenance of accurate books and records, insurance coverage and interest rate protection and the payment of taxes and other government charges.

Events of Default

         The credit facility specifies events of default, including:

o    non-payment of principal, interest or fees;

o    violation of covenants in the credit facility;

o    ERISA violations;

o    judgments against us (subject to certain thresholds);

o specified types of defaults by us under documents evidencing other indebtedness;

o    bankruptcy;

o    change of control; and

o failure to maintain security interest in, or material damage to, the collateral securing the credit facility.

Amendments to Credit Facility

         Due to continuing weakness in day rates and utilization in the offshore energy support business, as well as adverse market conditions in our towing and transportation businesses, our earnings were lower than expected in the first quarter of 2000. As a result, we were not in compliance with certain covenants in our bank credit agreement as of March 31, 2000. We have entered into amendments to our credit agreement with the lending banks under which the relevant covenants have been modified through March 31, 2001 and we are required to prepay $60 million of the outstanding principal under the term loans before January 1, 2001, of which $10 million must be paid before July 17, 2000 and $35 million must be paid before August 31, 2000. We have sold and intend to sell additional vessels and other assets to obtain the funds with which to make these payments. Some of these sales may be at less than book value. The amended credit agreement further provides that, in the event we have not made the required principal payments as scheduled or achieved certain target levels of EBITDA for the third and fourth quarters of 2000, the lending banks may require us to sell additional vessels, to be selected by the banks, with an aggregate fair market value of $35 million on a timetable specified by the banks. Additionally, we are required to obtain the consent of the lending banks to borrow more than $17.5 million under the revolving loan portion of the credit facility. We are required to pay a fee of $4.5 million to the lending banks in connection with the amendment of the credit agreement, payable in the form of a promissory note, accruing interest at 15% per annum, due the earlier of (i) April 2002 and (ii) the date on which the ratio of funded indebtedness to EBITDA for any quarter is less than four to one.


                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         We entered into a registration rights agreement with the purchasers of the outstanding notes in which we agreed, under specified circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause the exchange offer to be consummated within 240 days following the original issue of the outstanding notes. The exchange notes will have terms substantially identical to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe specific obligations in the registration rights agreement. The original $95 million of outstanding notes were issued on December 15, 1999, and the $514,583 of notes issued as additional interest were issued on June 30, 2000.

         Under the circumstances set forth below, we will use our reasonable best efforts to cause the Securities and Exchange Commission to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

o because of any change in law or applicable interpretations of these laws by the staff of the Commission, Hvide Marine is not permitted to effect the exchange offer as contemplated by this prospectus;

o the exchange offer is not consummated within 240 days after the original issue of the outstanding notes; or

o a holder that participates in the exchange offer does not receive exchange securities on the date of the exchange that may be sold without restriction under state and federal securities laws.

         If we fail to comply with specified obligations under the registration rights agreement, we will be required to pay liquidated damages to holders of the outstanding notes. Liquidated damages, if payable, are 0.50% additional interest on the notes for an initial 90-day period and increases by 0.50% after every subsequent 90-day period (to a maximum of 2% additional interest) until the non-compliance is remedied.

         Each holder of outstanding notes that wishes to exchange outstanding notes for transferable exchange notes in the exchange offer will be required to make the following representations:

o any exchange notes to be received by it will be acquired in the ordinary course of its business;

o it has no and will have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

o it is not an "affiliate," within the meaning of the Securities Act, of Hvide Marine and the guarantors; and

o it is not acting on behalf of any persons or entities who could not truthfully make these representations.


Resale of Exchange Notes

         Based on interpretations of the Commission staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

o the holder is not an "affiliate" of Hvide Marine or our Subsidiaries within the meaning of Rule 405 under the Securities Act;

o the exchange notes are acquired in the ordinary course of the holder's business; and

o the holder does not intend to participate in a distribution of the exchange notes.

         Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

o cannot rely on the position of the staff of the Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

         This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section in this prospectus captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes validly tendered and not properly withdrawn prior to the expiration date. We will issue the same principal amount of exchange notes in exchange for each $1.00 of principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1.00.

         The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under, and entitled to, the benefits of, the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under that indenture. For a description of the indenture, see "Description of the Notes" below.

         The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

         As of the date of this prospectus, $95,514,583 aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

         We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.

         We will be deemed to have accepted for exchange validly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering the exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "- Conditions to the Exchange Offer."

         Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

         The exchange offer will expire at 5:00 p.m., New York City time, on August 9, 2000, unless in our sole discretion, we extend it.

         In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

         We reserve the right, in our sole discretion:

o    to delay accepting for exchange any outstanding notes;

o to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "-Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

o subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

         Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose this amendment in a manner reasonably calculated to inform the holders of outstanding notes of the amendment.

         Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer

         Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

o the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act, the Exchange Act or the blue sky or securities laws of substantially all of the states of the United States;

o    the  exchange  offer,  or  the  making  of  any  exchange  by a  holder  of
     outstanding   notes,   would  violate  applicable  law  or  any  applicable
     interpretation of the staff of the Commission; or

o any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

         In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us

o the representations described under "-Purpose and Effect of the Exchange Offer," "-Procedures for Tendering" and "Plan of Distribution," and

o such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

         We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to the holders, including notice by press release. During any extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

         We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

         These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of our rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

         In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering

         Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

o complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

o comply with DTC's Automated Tender Offer Program procedures described below.

In addition, either:

o the exchange agent must receive outstanding notes along with the letter of transmittal;

o the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

o the holder must comply with the guaranteed delivery procedures described below.

         To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "-Exchange Agent" prior to the expiration date.

         The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

         The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

         Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:

o make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

o obtain a properly completed bond power from the registered holder of outstanding notes.

         The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

         Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes are tendered:

o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

o    for the account of an eligible guarantor institution.

         If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

         If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

         The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

o DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of such book-entry confirmation;

o the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

o    the agreement may be enforced against the participant.

         We will determine in our sole discretion all questions as to the validity, form, eligibility including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not validly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

o outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

o a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

         By signing the letter of transmittal, each tendering holder of outstanding notes will represent to us that, among other things:

o any exchange notes that the holder receives will be acquired in the ordinary course of its business;

o the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

o if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

o if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

o the holder is not an "affiliate," within the meaning of the Securities Act, of Hvide Marine or its guarantor subsidiaries.

Book-Entry Transfer

         The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

         Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

o    the tender is made through an eligible guarantor institution;

o    prior to the  expiration  date,  the  exchange  agent  receives  from  such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery: setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered; stating that the tender is being made by notice of guaranteed delivery; and, guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

o the exchange agent receives such properly completed and executed letter of transmittal, or a facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

         For a withdrawal to be effective:

o the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at one of the addresses set forth below under "-Exchange Agent;" or

o holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

         Any such notice of withdrawal must:

o specify the name of the person who tendered the outstanding notes to be withdrawn;

o identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

o where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

         If certificates for outstanding  notes have been delivered or otherwise
identified  to  the  exchange  agent,   then,  prior  to  the  release  of  such
certificates, the withdrawing holder must also submit:

o    the serial numbers of the particular certificates to be withdrawn; and

o    a signed notice of  withdrawal  with  signatures  guaranteed by an eligible
     guarantor   institution   unless  the  holder  is  an  eligible   guarantor
     institution.

         If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "-Procedures for Tendering" above at any time on or prior to the expiration date.

Exchange Agent

         State Street Bank and Trust Company has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Registered or Certified Mail:

                       State Street Bank and Trust Company
                            Corporate Trust Division
                                   P.O. Box 778
                        Boston, Massachusetts 02102-0778
                            Attention: Meaghan Haight


         Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

         We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

         We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $75,000. They include:

o    Commission registration fees;

o    fees and expenses of the exchange agent and trustee;

o    accounting and legal fees and printing costs; and

o    related fees and expenses.

         We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

o certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

o tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

o a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

         If satisfactory evidence of payment of these taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

Transfer Taxes

         Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

         Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of the outstanding notes as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

         In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the Commission staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is an "affiliate," within the meaning of the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

o    cannot rely on the applicable interpretations of the Commission; and

o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

         We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

         Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

         We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                            DESCRIPTION OF THE NOTES

         The outstanding notes were issued, and the exchange notes will be issued, under an Indenture dated as of December 15, 1999 among Hvide Marine, the guarantors, State Street Bank and Trust Company, as trustee, and Bankers Trust Company, as collateral agent. Hvide Marine and the guarantors, which together we refer to as the "issuers," are jointly and severally liable for the obligations under the notes. All references to the "notes" include the outstanding notes and the exchange notes, unless the context otherwise requires. Upon the issuance of the exchange notes, or the effectiveness of a shelf registration statement, the indenture will be subject to and governed by the Trust Indenture Act of 1939.

         The following discussion includes a summary of the material provisions of the indenture and the exchange notes. For further information regarding the terms and provisions of the indenture and exchange notes, including the definitions of certain terms, and terms made part of the indenture by the Trust Indenture Act, please refer to the indenture and form of exchange notes which we have filed as exhibits to the registration statement of which this prospectus is part. We urge you to read these documents. The definitions of certain capitalized terms used in the following summary are set forth below under "-Certain Definitions."

General

         The exchange notes will be issued only in registered form, without coupons, in denominations of $1.00 and integral multiples of $1.00. Principal of, premium, if any, and interest on the exchange notes will be payable, and the exchange notes will be transferable, at the corporate trust office or agency of the trustee in The City of New York maintained for such purposes. In addition, at our option, interest may be paid by wire transfer or check mailed to the person entitled thereto as shown on the register for the exchange notes. No service charge will be made for any registration of transfer or exchange of the exchange notes, except that we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the registration.

Maturity, Interest and Principal of the Notes

         The outstanding notes are, and the exchange notes will be, senior secured obligations of Hvide Marine, $95.0 million aggregate principal amount plus $514,583 issued as additional interest on June 30, 2000, plus such other amounts as may be issued as additional interest (see "-Additional Interest"), and will mature on June 30, 2007. Interest on the notes will accrue at the rate of 12 1/2% per annum and will be payable quarterly on each March 30, June 30, September 30 and December 30, commencing March 30, 2000, to the holders of record of notes at the close of business on March 15, June 15, September 15, and December 15 immediately preceding such interest payment dates. Interest on the notes will accrue from and including the most recent date which interest has been paid or, if no interest has been paid, from the original date of issuance of the notes, which we refer to as the "Issue Date." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

         The notes will be redeemable, in whole or in part, at our option, at any time on or after December 15, 1999, at the redemption prices, which are expressed as percentages of accreted value (at an accretion rate of 14.72% per year) set forth below, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, if redeemed during the 12-month period beginning on the years indicated below:

      Year Percentage
     December 15, 1999...............................................107.0%
     December 15, 2000...............................................109.0%
     December 15, 2001...............................................111.0%
     December 15, 2002...............................................111.0%
     December 15, 2003...............................................109.0%
     December 15, 2004...............................................106.0%
     December 15, 2005...............................................103.0%
     December 15, 2006 and thereafter................................100.0%

Selection and Notice of Redemption

         In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate. However, no notes of a principal amount of $1,000 or less shall be redeemed in part and any redemption may be subject to the procedures of DTC.

         Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. See "Book-entry; Delivery and Form." If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. In the event of the partial redemption of a certificated note, a new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the paying agent for the notes funds in satisfaction of the applicable redemption price pursuant to the indenture.

Offer to Purchase Upon Change of Control

         Upon the occurrence of a Change of Control, we shall notify the holders, in the manner prescribed by the indenture, of such occurrence and make an offer to purchase all notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to payment date for the offer. We must offer to purchase all of the notes on a business day that is not later than 60 days following the date of the occurrence of a Change of Control. We refer to the date by which the purchase must be made as the "Change of Control Payment Date." The Change of Control offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

         If a Change of Control offer is made, there can be no assurance that Hvide Marine or the guarantors will have available funds sufficient to pay for all of the notes that might be delivered by holders seeking to accept the Change of Control offer. We shall not be required to make a Change of Control offer following a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control offer made by us and purchases all notes validly tendered and not properly withdrawn under such Change of Control offer.

         The credit facility provides that a Change of Control constitutes an event of default. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness even if the Change of Control itself does not, due to the financial effect of such repurchase on us. In the event that a Change of Control occurs at a time when we are prohibited from purchasing notes under the terms of any such indebtedness, we could seek the consent of our lenders to purchase the notes or could attempt to refinance such indebtedness. If we do not obtain such consent or refinance such indebtedness, we will remain prohibited from purchasing the notes and/or making the Change of Control offer. In such case, the failure to make the Change of Control offer or purchase tendered notes would constitute an Event of Default under the indenture.

         If we are required to make a Change of Control offer, we will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations and any applicable requirements of any securities exchange on which the notes are listed and we shall not be deemed to have breached our obligations under the indenture by virtue thereof.

The Guarantees

         Each of the guarantors has fully and unconditionally guaranteed on a joint and several basis all of our obligations under the notes and the indenture, including our obligations to pay principal, premium, if any, and interest with respect to the notes. We refer to the guarantors' guarantees of the notes and the indenture as the "Guarantees." Except as provided in "- Certain Covenants" below, we are not restricted from selling or otherwise disposing of any of the guarantors.

         Pursuant to the Guarantees, if we default in payment of any amount owing in respect of any notes, each guarantor will be obligated to duly and punctually pay the same. Pursuant to the terms of the indenture, each of the guarantors has agreed that its obligations under its Guarantee will be unconditional, irrespective of the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         Notwithstanding the foregoing, the obligations of each guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed, as it relates to such guarantor, without being voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         If no Default exists or would exist under the indenture, concurrently with any sale or disposition of any guarantor by merger, sale of all or substantially all of its assets, liquidation or otherwise that is in compliance with the terms of the indenture, other than a transaction subject to the provisions described under the first paragraph of "-Consolidation, Merger, Sale of Assets, Etc." such guarantor and each subsidiary of such guarantor that is also a guarantor will automatically and unconditionally be released from all obligations under its Guarantee. In addition, subject to the foregoing conditions, any guarantor and each subsidiary of such guarantor that is also a guarantor will automatically and unconditionally be released from all obligations under its Guarantee, unless we otherwise elect, if such guarantor is designated as an Unrestricted Subsidiary in compliance with the terms of the indenture and all other guarantees of such guarantor of Indebtedness of Hvide Marine and the Restricted Subsidiaries are released in connection therewith. A sale of assets or Capital Stock of a guarantor may constitute an Asset Sale subject to the covenant regarding "Disposition of Proceeds of Asset Sales."


Ranking

         The indebtedness of Hvide Marine evidenced by the notes will rank senior in right of payment to all indebtedness of Hvide Marine that is expressly subordinate in right of payment to the notes, and will rank equally in right of payment with all other existing or future unsubordinated indebtedness of Hvide
Marine, including that under the credit facility. The Indebtedness of each guarantor evidenced by its Guarantee will rank senior in right of payment to all Indebtedness of such guarantor which is expressly subordinated in right of payment to its Guarantee, and will rank equally in right of payment with all other existing and future unsubordinated Indebtedness of such guarantor. The notes will be effectively subordinate in right of payment to all existing and future liabilities of any of Hvide Marine's future subsidiaries which are not guarantors.

Security

         For a summary description of the material terms of the collateral securing the notes and the credit facility, and the relative rights of specified creditors, including note holders, see "Description of Collateral."

Certain Covenants

         Set forth below are certain covenants which are contained in the indenture.

         Limitation on Additional Indebtedness. The indenture provides that we will not (A) incur any Indebtedness, including any Acquired Indebtedness, and
(B) permit any of the Restricted Subsidiaries to incur any Indebtedness, including Acquired Indebtedness; provided that (1) we and the guarantors will be permitted to incur Indebtedness, including Acquired Indebtedness, and (2) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness if, in either case, immediately after giving pro forma effect to the incurrence thereof, our Leverage Ratio would be less than (a) 5.0 to 1.0, if such Indebtedness is to be incurred on or prior to December 15, 2001, and (b) 4.50 to 1.0, if such Indebtedness is to be incurred after December 15, 2001.

         Notwithstanding the foregoing, we and the Restricted Subsidiaries, as applicable, may incur or issue each and all of the following:

(a) Indebtedness under the notes, the exchange notes, and the Guarantees under the indenture;

(b) Indebtedness of Hvide Marine and the Restricted Subsidiaries outstanding on the Issue Date reduced by any scheduled amortization payments or mandatory prepayments when made or permanent reductions thereas;

(c) Indebtedness incurred pursuant to the credit facility in an aggregate principal amount not to exceed $225.0 million less

(1) all mandatory and optional principal payments we make under the term loans, and

(2)  any required permanent repayments under the revolving loan;

(d)  Hedging Agreements, subject to limitations;

(e) Indebtedness of a Restricted Subsidiary owed to and held by Hvide Marine or a Restricted Subsidiary for so long as such indebtedness is held by Hvide Marine or a Restricted Subsidiary, in each case which is not subject to a lien held by a person other than Hvide Marine or a Restricted Subsidiary except under the Security Documents, provided that if as of any date any person other than Hvide Marine or a Restricted Subsidiary owns or holds any such Indebtedness or holds a lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness by the issuer of such Indebtedness not constituting permitted Indebtedness by the issuer of such Indebtedness;

(f) Indebtedness of Hvide Marine owed to a Restricted Subsidiary of Hvide Marine for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no lien, provided that

(1) any Indebtedness of Hvide Marine to any Restricted Subsidiary that is not a guarantor is unsecured and subordinated, pursuant to a written agreement, to Hvide Marine's obligations under the indenture and the notes; and

(2) if as of any date any person other than a Restricted Subsidiary owns or holds any such Indebtedness or any person holds a lien other than under the Security Documents in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting permitted indebtedness by Hvide Marine;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument inadvertently (except in the case of daylight drafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of incurrence;

(h) Indebtedness of Hvide Marine or any of the Restricted Subsidiaries, including Indebtedness represented by letters of credit for the account of Hvide Marine or the Restricted Subsidiary, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements and performance under surety bonds in the ordinary course of business;

(i) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness incurred in the ordinary course of business in an amount not to exceed

(1) $5.0 million at any one time outstanding during the fiscal year ending December 31, 2000, and

(2)  $10.0 million at any time outstanding thereafter;

(j)  Refinancing Indebtedness;

(k) Indebtedness incurred in connection with certain Permitted Investments, provided that such Indebtedness is either intercompany and evidenced by promissory notes that are pledged pursuant to the Pledge Agreement or evidenced by an unguaranteed promissory note issued by us and satisfactory to the administrative and syndication agents under the credit facility and may be secured by the Capital Stock or other ownership interest in such Investment; and

(1) additional Indebtedness of Hvide Marine or any of the Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding, which may, but need not be, incurred under the credit facility.

         Each of the foregoing exceptions shall be given independent effect.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (l) above or is entitled to be incurred pursuant to the first paragraph of this covenant, we shall, in our sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         Limitation on Restricted Payments. The indenture provides that we will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or make any other distribution or payment on or in respect of our Capital Stock or any payment made to the direct or indirect holders of our Capital Stock in their capacities as stockholders, other than dividends or distributions payable solely in our Capital Stock that is not Disqualified Capital Stock or in options, warrants or other rights to purchase Capital Stock that is not Disqualified Capital Stock;

         (b) purchase, redeem, defease or otherwise acquire or retire for value any of our Capital Stock, or any warrants, rights or options to purchase or acquire shares of any class of our Capital Stock except such repurchases of Capital Stock to the extent necessary for us to comply with citizenship requirements of the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended and the regulations promulgated thereunder;

         (c) make any principal payment on, or purchase, defease, repurchase, redeem, prepare, decrease or otherwise acquire or retire for value, in each case, prior to any scheduled final maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness; or

         (d)  make any Investment other than a Permitted Investment.

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments").

         Limitation on Liens. The indenture provides that we will not, and will not cause or permit any of our Restricted Subsidiaries to directly or indirectly, create, incur, assume, affirm or permit or suffer to exist or remain in effect any Liens, other than:

(a) Liens securing Indebtedness outstanding under the credit facility in an amount equal to or less than $235.0 million and the Security Documents; and

(b)  Permitted Liens.

         Limitation on Sale-Leaseback Transactions. The indenture provides that we will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of Hvide Marine or any of the Restricted Subsidiaries. Notwithstanding the foregoing, we and the Restricted Subsidiaries may enter into Sale-Leaseback Transactions with respect to property not constituting Collateral that is acquired or constructed after the Issue Date; provided that:

(a) the Attributable Value of the Sale-Leaseback Transaction shall be deemed to be our Indebtedness or the Indebtedness of such Restricted Subsidiary, as the case may be,

(b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), we would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under "Limitation on Additional Indebtedness" above,

(c) such Sale-Leaseback Transaction shall be in compliance with the covenant "Limitation on Liens,"

(d) the gross cash proceeds of such Sale-Leaseback Transaction are at least equal to the Fair Market Value (as determined in good faith by our Board of Directors and, in the case of a Sale-Leaseback Transaction having a Fair Market Value in excess of $2.0 million, set forth in an Officers' Certificate delivered to the trustee) of the property that is the subject of such Sale-Leaseback Transaction, and

(e) the transfer of assets in such Sale-Leaseback Transaction shall be in compliance with the covenant described under "Limitation on Disposition of Proceeds of Asset Sales below."

         Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The indenture provides that we will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits,

(b)  pay any Indebtedness owed to Hvide Marine or any Restricted Subsidiary,

(c) make loans or advances to, or any investment in, Hvide Marine or any Restricted Subsidiary, or

(d) sell, lease or transfer any of its properties or assets to Hvide Marine or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of

(1)  the indenture, the credit facility and the Security Documents,

(2) any restrictions existing under or contemplated by agreements in effect on the Issue Date,

(3) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary, provided that such restrictions are not created in contemplation of such Person becoming a Restricted Subsidiary,

(4)  applicable law or any applicable rule, regulation or order,

(5) customary restrictions arising from Liens permitted under the covenant described under "Limitation on Liens" to the extent related to the assets subject to such Liens,

(6) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,

(7) customary provisions contained in leases and joint venture, license and other agreements entered into in the ordinary course of business,

(8) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clauses (1), (2) and (3) above; provided that the terms and conditions of any such restrictions under this clause (8) are not materially less favorable to the holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, and

(9) provisions contained in agreements or instruments that prohibit the transfer of all or substantially all of the assets of the obligor and its Subsidiaries unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

         Disposition of Proceeds of Asset Sales. The indenture provides that we will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless

(a) such Asset Sale is for Fair Market Value (as determined by our Board of Directors or senior management),

(b)  at least 85% of the proceeds therefrom consist of cash;

         (c) we apply the Net Asset Sale Proceeds of such Asset Sale within 180 days of receipt thereof, as follows:

                  (1) to prepay any Indebtedness incurred pursuant to the credit facility; provided that any available borrowings under, and the outstanding amount of, such Indebtedness under the revolving credit facility shall be permanently reduced after the first $15.0 million in the aggregate of Net Asset Sale Proceeds are applied;

                  (2) to  make an  investment  in  properties  and  assets  that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in our business as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or

                  (3) a combination of prepayment and investment permitted by the preceding paragraphs (1) and (2).

         On the 181st day after an Asset Sale, or earlier once our Board of Directors or the Board of Directors of a Restricted Subsidiary decides not to apply the Net Asset Sale Proceeds as set forth above, we are required to make an offer to purchase on a date not less than 30 nor more than 60 days following such date from all holders on a pro rata basis, an amount equal to the amount of the proceeds not applied above, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

         If any non-cash consideration Hvide Marine or any Restricted Subsidiary receives is converted into or sold or otherwise disposed of for cash (not including interest from non-cash consideration), then such conversion will be deemed an Asset Sale and the Net Asset Sale Proceeds shall be applied as described above.

         If substantially all of the property and assets of Hvide Marine and its Restricted Subsidiaries as an entirety are transferred to a Person in a transaction that does not constitute a Change in Control, the successor corporation shall be deemed to have sold the properties and assets of Hvide Marine and its Restricted Subsidiaries not so transferred. The successor corporation shall comply with the requirements applicable to Asset Sales and shall apply to Net Asset Sale Proceeds accordingly.

         If we are required to make an Asset Sale Offer, we will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations and any applicable requirements of any securities exchange on which the notes are listed and shall not be deemed to have breached our obligations under the indenture by virtue thereof.

         Also, to the extent any Collateral is sold as permitted under this covenant, the Collateral shall be sold free and clear of the Liens created by the notes and guarantees, and the Collateral Agent must take such actions necessary to effect the foregoing. Any amounts unutilized under any Net Proceeds Offer shall be secured by a Lien on such amounts thereunder and shall constitute Collateral in accordance with the Security Documents.

         Limitation on Transactions with Affiliates. we shall not, and shall not permit, cause or suffer any of the Restricted Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates, unless

         (a) such transaction or series of related transactions is on terms reasonably believed to be no less favorable to Hvide Marine or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time with an unrelated Person that is not an Affiliate, and

         (b) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value equal to or greater than $250,000, we shall have obtained approval from our Board of Directors or the Board of Directors of the Restricted Subsidiary in a resolution stating that the transaction complies with clause (a); with respect to, any transaction or series of transactions involving an aggregate Fair Market Value of more than $2.5 million, prior to the consummation of the transaction we obtain a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair from a financial point of view, and provide such opinion to the trustee; provided that these restrictions will not apply to

                  (1) reasonable  fees and  compensation  paid to, and indemnity provided on behalf of, our or a Restricted Subsidiary's officers, directors, employees or consultants, as determined in good faith by our Board of Directors or senior management;

                  (2) transactions  between  or among  us and any of our  Wholly
                      Owned Restricted Subsidiaries and transactions between or among our Wholly Owned Restricted Subsidiaries not otherwise prohibited by the indenture;

                  (3) agreements  in  effect on the Issue  Date,  any  amendment thereto, or any transaction contemplated thereby in any replacement agreement thereto, so long as any such amendment or replacement agreement is not any more disadvantageous to the holders in any material respect than the original agreement in effect on the Issue Date; or

                  (4) Permitted Investments.

         Limitation on Preferred Stock of Restricted Subsidiaries. The indenture provides that we will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to Hvide Marine or to a Wholly Owned Restricted Subsidiary of Hvide Marine) or permit any Person (other than Hvide Marine or a Wholly Owned Restricted Subsidiary of Hvide Marine) to own any Preferred Stock of any Restricted Subsidiary.

         Additional Interest. The indenture provides that the interest rate on the notes increases from 12 1/2% to 13 1/2% if Hvide Marine has not received a rating better than Caa1 from Moody's Investors Service, Inc. and a rating better than CCC+ from Standard & Poor's Corporation on or prior to April 15, 2000. The incremental interest is payable in additional notes and $514,583 of additional notes were issued on June 30, 2000. The interest rate will be reduced to 12 1/2% if and when these ratings are achieved; otherwise, additional notes will be issued on each interest payment date.

         Excess Cash Flow. We are required to apply at least 50% of our Excess Cash Flow for the relevant period (the preceding fiscal year) to repay or otherwise redeem (i) Indebtedness secured by any of our assets, (ii) Indebtedness outstanding incurred under the credit facility (unless the corresponding obligation under the credit facility is waived by the lenders) or if the credit facility is no longer in existence and (iii) Indebtedness that ranks senior in right of payment to the notes by virtue of a Lien on the Collateral prior to the Lien on the Collateral in favor of the trustee for the benefit of the noteholders. This payment must be made 120 days after the last day of each fiscal year, beginning with the fiscal year ended December 31, 1999. If we fail to comply with this section, we will make an offer to purchase the notes in accordance with the terms of the notes.

         Limitation on Designations of Unrestricted Subsidiaries. The indenture provides that we may designate any Subsidiary, other than a Subsidiary which owns or holds any Collateral, as an "Unrestricted Subsidiary" under the indenture only if:

         (a) no Default or Event of Default shall be occurring at the time of or after giving effect to such designation;

         (b) we would be permitted under the indenture to make an Investment at the time of designation, assuming the effectiveness of such designation, in an amount, which we refer to as the "Designation Amount," equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and

         (c) we would be permitted under the indenture to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-Limitation on Additional Indebtedness" at the time of designation, assuming the effectiveness of such designation.

         In the event of any such designation, we will be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "-Limitation on Restricted Payments" for all purposes of the indenture in the Designation Amount.

         The indenture further provides that

(a)  we shall not and shall not permit any Restricted Subsidiary to, at any time

(1) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness,

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or

(3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may, upon notice, lapse of time or both, declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, including any right to take enforcement action against such Unrestricted Subsidiary, except in the case of clause (1) or (2) to the extent permitted under the covenant described under "-Certain Covenants-Limitation on Restricted Payments," and

(b) no Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of Hvide Marine or any Restricted Subsidiary.

         The indenture further provides that we may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if:

(a) no Default shall have occurred and be continuing at the time of and after giving effect to such revocation; and

(b) all Liens, Indebtedness and Affiliate Transactions of or involving such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the indenture.

         All designations and revocations of Subsidiaries as Restricted Subsidiaries or Unrestricted Subsidiaries must be evidenced by resolutions of our Board of Directors and delivered to the trustee certifying compliance with the foregoing provisions.

         Provision  of Financial  Information.  Whether or not we are subject to
Section 13(a) or 15(d) of the Exchange Act, we shall file with the Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Commission pursuant to Section 13(a) or 15(d) or any successor provision if we were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which we would have been required so to file them if we were so required, provided that such reports must be filed with the Commission only to the extent that the Commission accepts them. If, at any time prior to the consummation of the Exchange Offer when Hvide Marine is not subject to such Section 13(a) or 15(d), the information which would be required in an Exchange Act report is included in a public filing of Hvide Marine under the Securities Act at the applicable Required Filing Date, such public filing shall fulfill the filing requirement with the Commission with respect to the applicable Exchange Act report.

         We shall in any event

         (a) within 15 days of each Required Filing Date, whether or not permitted or required to be filed with the Commission,

                  (1) transmit  by mail  to all  holders,  as  their  names  and addresses appear in the note register, without cost to such holders, and

                  (2) file with the trustee,

                  (3) copies of the annual reports,  quarterly reports and other documents which we are required to file with the Commission pursuant to this covenant, or, if such filing is not so permitted or, prior to the consummation of the Exchange Offer when we are not subject to Section 13(a) or 15(d) of the Exchange Act, information and data of a similar nature, and

         (b) if, notwithstanding the preceding sentence, our filing of such documents with the Commission is not permitted by Commission practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder.

         In addition, for so long as any notes remain outstanding, we will furnish to the holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger, Sale of Assets, Etc.

         We will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets or the properties and assets of the Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto

         (a)  either

                  (1) if the  transaction or series of  transactions is a merger or consolidation, Hvide Marine shall be the surviving person of such merger or consolidation, or

                  (2) the person formed by any such  consolidation or into which
                      Hvide Marine or such Restricted Subsidiary is merged or to which the properties and assets of Hvide Marine and/or any such Restricted Subsidiary, as the case may be, are transferred, which surviving person or transferee person we refer to as the "Surviving Entity," shall be a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the trustee in form reasonably satisfactory to the trustee, all the obligations of the issuers under the notes, the indenture and the Security Documents, and in each case, the indenture shall remain in full force and effect;

         (b)  immediately  before and  immediately  after giving  effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred by Hvide Marine and the Restricted Subsidiaries in connection with or in respect of such transaction or series of transactions, Hvide Marine or the Surviving Entity, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the proviso of the first paragraph of the covenant described under "-Certain Covenants-Limitation on Additional Indebtedness" above;

         (d) each guarantor, other than a guarantor whose Guarantee is to be released in accordance with the terms of the indenture, unless it is the other party to the transaction, shall have by supplemental indenture confirmed that after consummation of such transaction its guarantee shall apply, as such Guarantee applied on the date it was granted to the obligations of Hvide Marine under the notes, to the obligations of Hvide Marine or the Surviving Entity, as the case may be, under the indenture and the notes;

         (e) Hvide Marine or the Surviving Entity shall have delivered to the trustee an officer's certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with "-Consolidation, Merger, Sale of Assets, Etc.," and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied; and

         (f) Hvide Marine or the Surviving Entity shall have delivered to the trustee all instruments of further assurance and all actions as are necessary to maintain, preserve and protect the rights of the holders of the notes and the trustee and under each of the applicable Security Documents with respect to the security interests.

         The indenture provides that the transfer by lease, assignment, sale or otherwise, in a single transaction or in a series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of Hvide Marine, shall be deemed to be the transfer of all or substantially all of the properties and assets of Hvide Marine.

         Except in the case in which a guarantor's Guarantee is subject to release as described under "-The Guarantees," each guarantor will not, and we will not cause or permit any guarantor to, consolidate with or merge with or into any person other than an issuer or any other guarantor unless:

         (a) the entity formed by or surviving any such consolidation or merger, if other than the guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;

         (b) such entity assumes by supplemental indenture all of the obligations of the guarantor on the Guarantee and under the Security Documents and such entity shall have taken all steps necessary or reasonably requested by the Collateral Agent to protect and perfect the security interests granted or purported to be granted under the Security Documents;

         (c) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default shall have occurred and be continuing; and

         (d) immediately after giving effect to such transaction or series of transactions and the use of any net proceeds therefrom on a pro forma basis, we could incur $1.00 of additional Indebtedness pursuant to the proviso of the first paragraph of the covenant described under "- Certain Covenants - Limitation on Additional Indebtedness" above.

         Any merger or consolidation of a guarantor with and into Hvide Marine, with Hvide Marine being the surviving entity, or another guarantor need only comply with clause (e) of the first paragraph of this covenant.

Events of Default

         The following are "Events of Default" under the indenture:

         (a) default in the payment of any interest on the notes when it becomes due and payable and continuance of such default for at least 20 days; or

         (b) default in the payment of the principal of, or premium, if any, on the notes when due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise; or

         (c) our failure to comply with our obligations under the covenant described under "-Consolidation, Merger, Sale of Assets, Etc.," "-Certain Covenants Disposition of Proceeds of Asset Sales," and "Offer to Purchase Upon Change of Control" above, or our failure to comply with any of our obligations under the covenants described under "- Offer to Purchase upon Change of Control"; or

         (d) default in the performance of or compliance with, or breach of, any term, covenant, condition or provision of the notes, the indenture, or the Escrow Agreement, other than defaults specified in clause (a), (b) or (c) above, and continuance of such default or breach for a period of 60 days after written notice to Hvide Marine by the trustee or to Hvide Marine and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; or

         (e) default in the payment of any principal, premium or interest under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Hvide Marine or one or more Restricted Subsidiary, or any combination thereof have outstanding Indebtedness in excess of $2.5 million, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full, or (ii) such default or defaults have resulted in the acceleration of such Indebtedness prior to its express maturity; or

         (f) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $2.5 million, either individually or in the aggregate, shall be entered against Hvide Marine or any of the Restricted Subsidiaries or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

         (g)  either

                  (1) the Collateral Agent under the credit facility,

                  (2) any holder of Indebtedness secured by any of the
                      Collateral, or

                  (3) any holder of at least $2.5 million in aggregate principal amount of Indebtedness of Hvide Marine or any of the Restricted Subsidiaries shall commence, or have commenced on its behalf, judicial proceedings to foreclose upon the assets of Hvide Marine or any of the Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $2.5 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

         (h) any Guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any Guarantee or gives notice to such effect, other than by reason of the termination of the indenture or the release of any such guarantee in accordance with the indenture; or

         (i) except as contemplated by their terms, any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Collateral Agent or the trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby; or

         (j) certain events of bankruptcy, insolvency or reorganization with respect to Hvide Marine or any Significant Subsidiary of Hvide Marine.

         If an Event of Default, other than an Event of Default with respect to Hvide Marine specified in clause (j) above, occurs and is continuing, then the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes may, by written notice to the trustee and the Collateral Agent, declare the principal of, premium, if any, and accrued interest on, all the notes to be due and payable immediately. Upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in clause (j) above with respect to Hvide Marine or any guarantor occurs and is continuing, then the principal of, premium, if any, and accrued interest on, all the notes shall as a result become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

         After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee and before any foreclosure, whether pursuant to judicial proceedings or otherwise, or the taking of ownership instead of foreclosure, upon any Collateral by the Collateral Agent acting on behalf of the trustee or holders, by the trustee or at the direction of the holders, the holders of not less than a majority in aggregate principal amount of outstanding notes, by written notice to us and the trustee, may rescind such declaration if

         (a) we have paid or deposited with the trustee or the Collateral Agent a sum sufficient to pay

                  (1) all sums paid or advanced by the trustee or the Collateral
                      Agent under the indenture, the Security Documents and the reasonable compensation, expenses, disbursements and advances of the trustee and the Collateral Agent and their respective agents and counsel,

                  (2) all overdue interest on all notes,

                  (3) the  principal of and premium,  if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and

                  (4) to the extent  that  payment of such  interest  is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes which has become due otherwise than by such declaration of acceleration;

         (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

         (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

         The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all the notes waive any past Defaults under the indenture, except a Default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

         No holder has any right to institute any proceeding with respect to the indenture, the Security Documents, the notes or the Guarantees or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable security or indemnity, to the trustee to institute such proceeding as trustee, the trustee has failed to institute such proceeding within 60 days after receipt of such notice and the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

         During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, whether or not a Default shall occur and be continuing, the trustee under the indenture is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders shall have provided such trustee with adequate funds or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture.

         If a Default occurs and is continuing and is known to a responsible officer of the trustee, the trustee shall mail to each holder of the notes notice of the Default within 30 days after obtaining knowledge thereof. Except in the case of a Default in payment of principal of or interest on any notes, the trustee may withhold the notice to the holders of such notes if a committee of responsible officers of the trustee in good faith determines that withholding the notice is in the interest of the holders of the notes.

         We are required to furnish to the trustee annual statements as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to notify the trustee within ten days of any Default.

Legal Defeasance or Covenant Defeasance of Indenture

         Hvide Marine may, at its option by Board Resolution and at any time, elect to either terminate its obligations and those of the guarantors with respect to the outstanding notes and Guarantees by way of a "legal defeasance," or release and discharge the obligations of Hvide Marine and the guarantors with respect to certain covenants that are set forth in the indenture, some of which are described under "-Certain Covenants" above, and any subsequent failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes by way of a "covenant defeasance."

         Legal defeasance means that we shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and the guarantees, except for

(a) the rights of holders of outstanding notes to receive from the trust fund payment in respect of the principal of, premium, if any, and interest on such notes when such payments are due,

(b) our obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes and maintain an office or agency for payments in respect of the notes, and comply with the compensation and indemnity provisions of the indenture,

(c)  the rights, powers, trusts, duties and immunities of the trustee, and

(d)  the defeasance provisions of the Indenture.

         Covenant defeasance means that the notes will be deemed as no longer "outstanding" for the purpose of any direction, waiver, consent or declaration or act of holders, and their consequences, in connection with the covenants under the notes, but will remain "outstanding" for all other purposes.
Therefore, with respect to the outstanding notes, Hvide Marine and each guarantor can omit to comply with any term, condition or limitation in the covenants under the indenture, either directly or indirectly, and not be held liable, such actions not to constitute a default under the indenture, but the remainder of the indenture and the notes shall remain unaffected.

         In order to exercise either legal defeasance or covenant defeasance,

(a) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Financial Adviser (whose written certification has been delivered to the trustee), to pay the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity, except lost, stolen or destroyed notes which have been replaced or paid; provided however, that the trustee must receive an irrevocable written order from us instructing the trustee to apply such money or the proceeds of the U.S. government obligations to said payments with respect to the notes;

(b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and there shall not have been any bankruptcy or reorganization actions, events or orders from the date of the deposit through the 91st day after the deposit;

(c) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any material agreement or instrument to which Hvide Marine or any of its Subsidiaries is a party or by which it is bound;

(d) we must deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, except that in the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax laws;

(e) we must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or to the rights of any other holder of the Indebtedness; and

(f) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

         In the event of a legal defeasance or covenant defeasance, all rights of the trustee and the holders in and to the Collateral under the Security Documents shall be released, except those related to the deposit provided above.

Satisfaction and Discharge

         The indenture will be discharged and will cease to be of further effect, except as to surviving obligations as expressly provided for in the indenture, as to all outstanding notes and all rights of the trustee and the holders in and to the Collateral under the Security Documents shall be released when

(a)  either

(1) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or repaid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or


(2) all notes not theretofore delivered to the trustee for cancellation, except lost, stolen or destroyed notes which have been replaced or paid, have been called for redemption pursuant to the terms of the notes or have otherwise become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) we and the guarantors have paid all other sums payable under the indenture, the notes, the Guarantees, and the Security Documents relating to the notes;

(c)  there exists no Default or Event of Default under the indenture; and

(d) we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to satisfaction and discharge of the indenture, the notes and the Guarantees have been complied with.

Amendments and Waivers

         From time to time, Hvide Marine and the guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the trustee may, without notice to or consent of the holders of any outstanding notes, amend, waive or supplement, or, if applicable, authorize the Collateral Agent to amend, waive or supplement, the indenture, the notes, the Guarantees, and/or the Security Documents for certain specified purposes, including to cure ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act, granting security interests for Additional Collateral, or making any other change that does not adversely affect the rights of any holder of notes.

         Amendments and modifications of the indenture, the notes, the Guarantees, and the Security Documents may be made by Hvide Marine, the guarantors, and the trustee with the written consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes.

         The holders of not less than a majority in aggregate principal amount of the outstanding notes affected may waive compliance by Hvide Marine and the guarantors with any provision of the indenture, the notes, the Guarantees and/or the Security Documents, without notice to any other noteholder; provided that

(a) no such modification, amendment, supplement or waiver may, without the consent of the holder of each outstanding note affected thereby,

(1) reduce the principal amount of, extend the fixed maturity of or alter the redemption or repurchase provisions of the notes,

(2) change the currency in which any notes or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any note payable in a currency other than that stated in the note,

(3) reduce the percentage in principal amount of outstanding notes that must consent to an amendment, supplement or waiver or consent to take any action under the indenture, any Guarantee, the notes, or the Security Documents,

(4) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or any Guarantee,

(5)  waive a default in payment with respect to the notes or any Guarantee,

(6) following the occurrence of a Change of Control or the execution of a definitive agreement with respect to a Change of Control, amend, change or modify the obligations of the company to make and consummate a Change of Control offer with respect to such Change of Control or modify any of the provisions or definitions with respect thereto,

(7)  reduce or change the rate or time for payment of interest on the notes,

(8) modify or change any provision of the indenture or the Security Documents affecting the ranking of the notes or any Guarantee or the priority of the claims of the holders in and to the Collateral in any manner adverse to the holders,

(9) release any Guarantor from any of its obligations under its Guarantee or the indenture other than in compliance with the indenture, or

(10) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement; and

(b) no such modification or amendment may, without the consent of the holders of a majority of the aggregate principal amount of outstanding notes, directly or indirectly release any Lien on the Collateral except in compliance with the terms of the Security Documents.

Possession, Use and Release of Collateral

         Unless an Event of Default shall have occurred and be continuing, the issuers will have the right to remain in possession and retain exclusive control of the Collateral securing the notes, other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited or required to be deposited with the Collateral Agent and other than as set forth in the Security Documents, and to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

         Release of Collateral. The Collateral will only be released when we deliver an Officers' Certificate certifying that our obligations under the indenture have been satisfied and discharged.

Regarding the Trustee and the Collateral Agent

         State Street Bank and Trust Company will serve as trustee under the indenture and Bankers Trust Company will act as Collateral Agent under the indenture, the credit facility, and the Security Documents. The indenture provides that, except during the continuance of an Event of Default, the trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of Hvide Marine or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that it must eliminate such conflict or resign if it acquires any "conflicting interest," as such term is defined in the Trust Indenture Act.

Governing Law

         The indenture, the notes, and the Guarantees are each governed by the laws of the State of New York. The Security Documents are governed by the laws of the State of New York except to the extent otherwise set forth therein with respect to matters relating to the Collateral.

Certain Definitions

         Set forth below is a summary of certain defined terms to be used in the indenture. Reference is made to the indenture for the full definition of all such terms.

         "Acquired Indebtedness" means

         (1) Indebtedness of any Person existing at the time such Person is or became a Restricted Subsidiary or is assumed in an Asset Acquisition by Hvide Marine or a Restricted Subsidiary excluding Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by Hvide Marine or any Restricted Subsidiary.

         "Adjusted Certificate of Deposit Rate" means, on any day, the sum (rounded to the nearest 1/100 of 1%) of the rate obtained by (a) dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the administrative agent under the credit facility on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the administrative agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (b) the then daily net annual assessment rate as estimated by the administrative agent for determining the current annual assessment payable by the administrative agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

         "Adjusted Consolidated Net Income" for any period means Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization (including amortization of dry-docking expenses), deferred tax expense and non-cash interest expense) and net non-cash losses which were included at arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains included in arriving at Consolidated Net Income for the period.

         "Adjusted Consolidated Working Capital" means (a) the consolidated current assets of Hvide Marine and the Restricted Subsidiaries (excluding all cash and Cash Equivalents) less (b) the consolidated current liabilities of Hvide Marine and the Restricted Subsidiaries at such time, but excluding (1) the current portion of any Indebtedness incurred under the credit facility and the notes and any other long-term Indebtedness that would otherwise be included therein, (2) accrued but unpaid interest with respect to the Indebtedness described in clause (1) and (2) the current portion of Indebtedness constituting Capitalized Lease Obligations.

         "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that
Person. For the purposes of this definition, "control," including with correlative meanings, the terms "controlling," "controlled by," and "under common control with," as applied to any Person, means the possession, directly or indirectly, of the power to cause the direction of the management or policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Asset Acquisition" means

         (a) any capital contribution, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of Capital Stock, by Hvide Marine or any of the Restricted Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Restricted Subsidiary of an issuer or shall be merged with or into Hvide Marine or any of the Restricted Subsidiaries or

         (b)  any   acquisition  by  Hvide  Marine  or  any  of  the  Restricted
Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

         "Asset Sale" means

         (1) any direct or indirect sale, conveyance, transfer, lease or other disposition of property or assets, including by way of a sale and leaseback, of Hvide Marine or any Restricted Subsidiary, each referred to in this definition as a "disposition", or

         (2) the direct or indirect issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, other than:

              (a) the disposition of all or substantially all of the assets of Hvide Marine in a manner permitted pursuant to the provisions described above under "- Merger, Consolidation, Sale of Assets, Etc.;"

              (b) any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "Limitation on Restricted Payments;"

              (c) any disposition of property or assets, including an issuance of Capital Stock, by a Restricted Subsidiary to Hvide Marine or by Hvide Marine or a Restricted Subsidiary to a Restricted Subsidiary;

         (d) the sale, conveyance or transfer of inventory, Cash Equivalents and Foreign Cash Equivalents in the ordinary course of business;

              (e) any  disposition or series of related  dispositions  of assets
where  Hvide   Marine  or  the   Restricted   Subsidiaries   receive   aggregate
consideration of less than $100,000; and

              (f) the incurrence of any Permitted Lien.

         "Asset Sale Offer" has the meaning ascribed to that term under "-Certain Covenants-Disposition of Proceeds of Asset Sales."

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(a) the sum of the products of (1) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied (2) the amount of each such principal payment by (b) the sum of all such principal payments.

         "Board of Directors" means, with respect to any person, the Board of Directors or comparable governing body which may be the Board of Directors of a managing general partner of the partnership or managing member of a limited liability company of the Board of Directors of its managing general partner or managing member of such person or any committee thereof authorized to act for it.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by a secretary or officer of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents, however designated and whether voting or non-voting, of, such Person's capital stock, including, each class of Common Stock and Preferred Stock of such Person, and without limitation, partnership or membership interests in a partnership or a limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and loss of, or distributions of assets of, the issuing Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of, or other agreement conveying the right to use, any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means, at any time,

         (a) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);

         (b) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250.0 million;

         (c) commercial paper with a maturity of 365 days or less issued by a corporation (except an Affiliate of Hvide Marine) organized under the laws of any state of the United States or the District of Columbia and rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc.;

         (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

         (e) investment funds investing 95% of their assets in securities of the types described in clauses (a)-(d) above; and

         (f) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

         "Change of Control" means:

         (a) the acquisition, whether directly or indirectly, after the Issue Date by any Person (other than an entity formed solely for the purpose of owning the Capital Stock of Hvide Marine) or "group" as defined in Section 13(d)(3) of the Exchange Act, of

         (1.) shares or the right to note shares, constituting more than 50% of the common stock or other voting securities of Hvide Marine or

         (2.) the power to elect a majority of Hvide Marine's Board of Directors, or

         (b) the power to elect a majority of Hvide Marine's Board of Directors which does not consist of continuing Directors.

         "Change of Control Offer" has the meaning ascribed to that term under "-Offer to Purchase upon Change of Control."

         "Collateral" means, collectively, all of the property and assets, that are from time to time subject or required to be made subject to the Lien of the Security Documents.

          "Collateral Agent" means Bankers Trust Company, as collateral agent under the Security Documents, until a successor replaces it in accordance with the provisions of the indenture and the Security Documents, and thereafter means each such successor.

         "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents, however designated and whether voting or nonvoting, of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Consolidated Net Income" for any period means the consolidated net income (or loss) of Hvide Marine and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) the portion of net income (but not losses) of Hvide Marine and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by Hvide Marine or one of the Restricted Subsidiaries, (b) net income (or loss) of any person combined with Hvide Marine or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(c) the cumulative  non-cash  effect of any change in any accounting  principle,
(d) the net income of any Unrestricted Subsidiary, except as provided by the indenture, to the extent that cash dividends or distributions have been actually received by Hvide Marine or one of the Restricted Subsidiaries, (f) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholder(s), (g) after-tax gains from asset sales or other dispositions of assets or abandonment or reserves relating thereto and (h) after-tax items classified as extraordinary or nonrecurring gains.

         "Contract Rights" means all rights of any issuer under each Contract, including without limitation, (a) any and all rights to receive and demand payments under any or all Contracts, (b) any and all rights to receive and compel performance under any or all Contracts, (c) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts, and (d) all rights under management agreements and all charters of all vessels, including rights to terminate such charters pursuant to the terms thereof and to compel performance of terms thereof, whether in effect as of the date hereof or entered in to any time hereafter, rights to the payment of money, rights to compel payment of hire and other monies due under the vessel charters, including but not limited to, all freights, hire, earnings and charter payments.

         "Contracts" means all contracts between any issuer and one or more additional parties, including, without limitation, any partnership agreements, joint venture agreements and limited liability company agreements, but excluding any contract to the extent that the terms thereof prohibit, after giving effect to any approvals or waivers, the assignment of, or granting a security interest in, such contract, it being understood and agreed, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be subject to the security interests created by the Security Documents.

         "Copyrights" means any United States copyright owned by any issuer, including any registrations of any Copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent by any issuer.

         "covenant defeasance" has the meaning ascribed to such term under "-Legal Defeasance or Covenant Defeasance of Indenture."

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Designation Amount" has the meaning ascribed to that term under "-Certain Covenants Limitation on Designations of Unrestricted Subsidiaries."

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness at the option of the holder, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the notes, but only to the extent such Capital Stock so matures or is exchangeable or redeemable.

         "Equipment" means any "equipment" as such term is defined in the Uniform Commercial Code as in effect on the Issue Date in the State of New York, now or hereafter owned by any issuer and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures, barges, tugs, engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging tackle, apparel, spare parts, furniture, equipment and gear appertaining or belonging to any vessel whether on board or not, and vehicles now or hereafter owned by any issuer and any and all additions, improvements, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Eurodollar Rate" means (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the administrative agent under the credit facility for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the administrative agent with maturities comparable to the interest period applicable to such Eurodollar Loan commencing two business days thereafter as of 10:00 A.M. (New York time) on the date which is two business days prior to the commencement of such interest period, divided (and rounded off to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D(or any successor category of liabilities under Regulation D).

         "Events of Default" has the meaning ascribed to that term under "-Events of Default."

         "Excess Cash Flow" means, for any period, the remainder of

(1)      the sum of

(a)  Adjusted Consolidated Net Income for such period, and
(b) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus

(2) the sum of

         (a) the amount of Consolidated Capital Expenditures made by Hvide Marine and the Restricted Subsidiaries on a consolidated basis during such period, in each case except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations;

         (b) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Hvide Marine and the Restricted Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of Hvide Marine and the Restricted Subsidiaries or deposits for debt service reserves (excluding (i) payments with proceeds of the sale of assets, (ii) payments with the proceeds of other Indebtedness or equity and (iii) payments of loans or other obligations incurred pursuant to the credit facility provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of repayment under specific provisions of the credit facility or (y) made as a voluntary prepayment pursuant to the credit facility with internally generated funds (but in the case of a voluntary prepayment of revolving loans or swingline loans, under the credit facility only to the extent accompanied by a permanent reduction to the total commitment on such revolving loans) during such period and

         (c) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period."Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Hvide Marine acting in good faith and shall be evidenced by a Board Resolution of Hvide Marine delivered to the Trustee except

(a) any determination of Fair Market Value or fair value made with respect to any parcel of real property and related fixtures constituting a part of, or proposed to be made a part of, the Collateral shall be made by an Independent Appraiser, and

(b)      as otherwise indicated in the indenture or the Security Documents.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable on the Issue Date.

         "Guarantee" has the meaning ascribed to that term under "- The Guarantees."

         "guarantee" means, as applied to any obligation, (a) a direct or indirect guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance, or payment of damages in the event of non-performance, of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

         "incur" means, with respect to any Indebtedness, to directly or indirectly, create, incur, assume, issue, guarantee or otherwise become liable, contingent or otherwise, for or with respect to such Indebtedness, and the terms "incurred," "incurrence" and "incurring" having meanings correlative to the foregoing.

         "Indebtedness" means, with respect to any Person, without duplication,

         (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, except trade payables in the ordinary course of business,

         (b)  all  obligations  of  such  Person  evidenced  by  bonds,   notes,
debentures or other similar instruments,

         (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

         (d) all Capitalized Lease Obligations of such Person,

         (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured any Lien (other than statutory Liens) upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured),

         (f) all guarantees of Indebtedness referred to in this definition by such Person,

         (g) all Disqualified Capital Stock of such Person valued at its maximum fixed repurchase price plus accrued dividends,

         (h) all Interest Rate Protection Obligations of such Person, and

         (i)  any  amendment,  supplement,   modification,   deferral,  renewal,
extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above.

         For purposes hereof, the "fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined in good faith by the Board of Directors of the issuers of such Disqualified Capital Stock.

         For purposes of the covenant "Limitation on Additional Indebtedness and
Certain   Preferred   Stock,"  in  determining  the  principal   amount  of  any
Indebtedness

(a) to be incurred by Hvide Marine or a Restricted Subsidiary or which is outstanding at any date, (1) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (2) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and

(b) outstanding at any time under any Currency Agreement of Hvide Marine or any Restricted Subsidiary shall be the net payment obligation under such Currency Agreement at such time.

         When any person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted Subsidiary. If Hvide Marine or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third Person, there shall be deemed to be an incurrence of such guaranteed Indebtedness as if Hvide Marine or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

         "Independent Appraiser" means a Person who in the ordinary course of its business appraises property and, where real property is involved, is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where such real property is situated who (a) does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in Hvide Marine or any of its Subsidiaries and (b) in the judgment of the Board of Directors of Hvide Marine, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Independent Financial Advisor" means a nationally recognized investment banking, appraisal, consulting or public accounting firm (a) that does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in Hvide Marine or any of its Subsidiaries and (b) that, in the judgment of our Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment" means, with respect to any Person,

(a) any direct or indirect loan advance (other than advances to customers, suppliers and employees for moving, entertainment, travel expenses and commissions, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (other than trade credit) or capital contribution to any Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or

(b) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

         "Investments" shall not include accounts receivable and extensions of credit by any Person in the ordinary course of business. If Hvide Marine or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, Hvide Marine no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, Hvide Marine shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of. In addition to the foregoing, any Currency Agreement shall constitute an Investment hereunder. The amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Hvide Marine or any Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of cash distributions which constitute a return of capital in connection with such Investment; provided that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments.

         "Issue Date" has the meaning ascribed to that term under "- Maturity, Interest and Principal."

         "legal defeasance" has the meaning ascribed to that term under "Legal Defeasance or Covenant Defeasance."

         "Lien" means any mortgage, charge, lease, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the indenture, a person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement. In no event shall an operating lease be deemed to constitute a Lien.

         "Lightship Tanker Entities" means Lightship Tanker Holdings, L.L.C., Lightship Partners, L.P., Lightship Tankers I, L.L.C., Lightship Tankers II, L.L.C., Lightship Tankers III, L.L.C., Lightship Tankers IV, L.L.C., Lightship Tankers V, L.L.C., Delaware Tanker Holdings I, Inc., Delaware Tanker Holdings II, Inc., Delaware Tanker Holdings III, Inc., Delaware Tanker Holdings IV, Inc. Delaware Tanker Holdings V, Inc. and Tankers L.L.C.

         "Marks" means all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any issuer, including any registration of any trademarks and service marks in the United States Patent and Trademark Office or in any equivalent foreign office and any trade dress including logos and/or designs used by any issuer.

         "Net Asset Sale Proceeds" means, with respect to any Asset Sale, the gross cash proceeds in cash or Cash Equivalents (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by Hvide Marine or any of the Restricted Subsidiaries from such Asset Sale, net of transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, taxes payable (or reasonably estimated to be payable) within one year of the disposition and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith) and the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness incurred pursuant to the credit facility, the indenture or the notes) which is senior to the Indebtedness incurred pursuant to the credit facility, the indenture or the notes and secured by the property or assets that are the subject of such security.

         "Patents" means any patent to which any issuer now or hereafter has title any divisions or continuations thereof, as well as any application for a patent now or hereafter made by any issuer.

         "Permitted Investments" means any of the following:

         (a) Investments (1) in any Wholly-Owned Restricted Subsidiary (including any Person that pursuant to such Investment becomes a Wholly-Owned Restricted Subsidiary, and (2) in any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Hvide Marine or any Restricted Subsidiary at the time such Investment is made;

         (b) Investments in Cash Equivalents and in the case of Foreign Restricted Subsidiaries, Foreign Cash Equivalents;

         (c) Investments in the notes;

         (d) Investments in Hedging Arrangements permitted by clause (h) or (i) of the covenant "-Limitation on Additional Indebtedness";

         (e) loans or advances to officers, directors or employees of Hvide Marine and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of Hvide Marine and the Restricted Subsidiaries, including travel and moving expenses, not in excess of $1.0 million in the aggregate at any one time outstanding;

         (f) Investments in evidences of Indebtedness, securities or other property received from another person by Hvide Marine or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by Hvide Marine or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other person to Hvide Marine or any of the Restricted Subsidiaries that were created in accordance with the terms of the indenture;

         (g) any Investment existing on the Issue Date;

         (h) accounts receivable owing to either Hvide Marine or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

         (i) Investments after the Issue Date by Hvide Marine and its Restricted Subsidiaries in the Lightship Tankers Entities for aggregate consideration not to exceed $21.0 million; and

         (j) in addition to Investments, loan and advances permitted above, Hvide Marine and its Restricted Subsidiaries may make additional Investments, loans and advances to or in any Person so long as the aggregate amount of all such Investments, loans and advances does not exceed $1.0 million in any fiscal year and $5.0 million at any one time outstanding.

         "Permitted Liens" means, with respect to any Person,

         (a) Liens in existence on the Effective Date, and then only to the extent of the Indebtedness or obligations secured thereby, and only encumbrance of the assets encumbered thereby, on the Effective Date ("Permitted Existing Liens");

         (b)  Liens created under the Security Documents;

         (c) Liens securing Indebtedness in the amount permitted by (h) of the covenant "-Permitted Existing Liens" of or upon

                  (1) any property or assets acquired, whether by purchase,
                      merger or otherwise, after the Effective Date, or

                  (2) improvements  made on any  property or assets now owned or hereafter acquired, in each case, securing the purchase price thereof or created or incurred simultaneously with, or within 180 days after, such acquisition or the making of such improvements or existing at the time of such acquisition, whether or not assumed, or the making of such improvements, as the case may be, if

                           (A) such Lien shall be limited to the property or
                               assets so acquired or the improvements so made and

                           (B) the  amount of the  obligations  or  Indebtedness
                               secured by such Lien shall not be increased after the date of the acquisition of such property or assets or the making of such improvements;

         (d)  Liens arising under capitalized leases to the extent permitted by
              (h) of the covenant "-Permitted Existing Liens" provided that

                  (1)  such  Liens   only   serve  to  secure  the   payment  of
Indebtedness arising under such Capitalized Lease Obligation and

                  (2) the  Lien   encumbering  the  asset  giving  rise  to  the
                      Capitalized Lease Obligation does not encumber any other asset of Hvide Marine or any Subsidiary of Hvide Marine;

         (e)  Customary Permitted Liens;

         (f) Liens of a lessor under an operating lease on the property subject to such lease;

         (g) Liens arising from precautionary UCC financing statement filings regarding operating leases or consignment arrangements entered into by Hvide Marine or any of its Subsidiaries in the ordinary course of business;

         (h) Liens arising out of the existence of judgments or awards not constituting an Event of Default, provided that no cash or property is deposited or delivered to secure the respective judgment or award, or any appeal bond in respect thereof, except as permitted by the following clause (i);

         (i)      Liens (other than any Lien imposed by ERISA)

                  (1)  (incurred  or  deposits  made in the  ordinary  course of
                  business   in   connection    with   workers'    compensation,
                  unemployment insurance and other types of social security,

                  (2) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money, incurred in the ordinary course of business, or

                  (3) constituting deposits made in the ordinary course of business to secure liability for premiums to insurance carriers,

              provided that the aggregate amount of deposits at any time pursuant to sub-clause (2) and (3) above, subject to certain limitations, shall not exceed $3.0 million in the aggregate;

         (j)  Liens not otherwise permitted by the foregoing clauses (a) through
              (i) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $1.0 million in the aggregate at any time outstanding;

         (k) Liens encumbering the mortgaged vessels permitted pursuant to the express terms of the vessel mortgages and Liens encumbering the other vessels owned by Hvide Marine and its Subsidiaries of the type permitted under the vessel mortgages; and

         (l)  Liens under the escrow agreement.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Prime Lending Rate" means the per annum rate of interest which the administrative agent under the credit facility announces from time to time as its prime lending rate, the Prime Lending Rate to change which and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The administrative agent may make commercial loans or other loans at rates of interest at, above, or below the Prime Lending Rate.

         "Proceeds" means "proceeds" as such term is defined in the Uniform Commercial Code as in effect on the Issue Date in the State of New York, now or hereafter owned by any issuer, in any event, shall include, but shall not be limited to,

         (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any issuer from time to time with respect to any of the Collateral,

         (b) any and all payments, in any form whatsoever, made or due and payable to any issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, or any person acting under color of governmental authority, and

         (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Receivable" means any "account" as such term is defined in the Uniform Commercial Code as in effect on the Issue Date in the State of New York, now or hereafter owned by any issuer, in any event, shall include, but shall not be limited to, all of such issuer's rights to payment for goods sold or leased or services performed by such issuer whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with

         (a) all security pledged, assigned, hypothecated or granted to or held by such issuer to secure the foregoing,

         (3) all of any issuer's right, title and interest in and to any goods, the sale of which gave rise thereto,

         (4) all guarantees, endorsements and indemnifications on, or of, any of the foregoing,

         (5) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith,

         (6) all books, records, ledger cards, and invoices relating thereto,

         (7) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers,

         (8) all credit information, reports and memoranda relating thereto, and

         (9) all other writings related in any way to the foregoing.

         "Refinancing Indebtedness" means

         (a) Indebtedness of an issuer or any Restricted Subsidiary to the extent the proceeds thereof are used to refinance, whether by amendment, renewal, extension or refunding, all or any part of any Indebtedness of an issuer or any of the Restricted Subsidiaries and

         (b) Indebtedness of any Restricted Subsidiary to the extent the proceeds thereof are used to refinance, whether by amendment, renewal, extension or refunding, all or any part of any Indebtedness of a Restricted Subsidiary, in each such event, incurred under the first paragraph of the covenant described under "- Certain Covenants - Limitation on Additional Indebtedness" or clause
(a) or (b), other than the Indebtedness refinanced, redeemed or retired as described under "-Use of Proceeds" herein, of the second paragraph of such covenant; provided that

         (1) the principal amount of Indebtedness incurred pursuant to this definition or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Indebtedness, shall not exceed the sum of the principal amount of Indebtedness so refinanced, less any discount from principal amount due upon payment pursuant to the terms of such Indebtedness, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness, plus the amount of reasonable expenses in connection therewith,

         (2) in the case of Indebtedness incurred pursuant to this definition by Hvide Marine or any Restricted Subsidiary, such Indebtedness

         (x) has no scheduled principal payment prior to the earlier of the final maturity of the corresponding portion of the Indebtedness being refinanced and

         (y) has an Average Life to Stated Maturity greater than either the Average Life to Stated Maturity of the Indebtedness refinanced and

         (3) if the Indebtedness to be refinanced is Subordinated Indebtedness, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness.

         "Restricted Payments" has the meaning ascribed to that term under "-Certain Covenants-Limitation on Restricted Payments."

         "Restricted Subsidiary" means any Subsidiary of Hvide Marine that has not been designated by the Board of Directors of Hvide Marine, by a Board
Resolution of Hvide Marine delivered to the trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "- Certain Covenants - Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of Hvide Marine delivered to the trustee, subject to the provisions of such covenant.

         "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "Security Documents" means, all contracts, instruments and other documents now or hereafter executed and delivered in connection with the credit facility, pursuant to which Liens and security interests are granted to the Collateral Agent for the benefit of the Lenders and the noteholders, including without limitation, each vessel mortgage, the security agreement, the insurance assignments, and the pledge agreement.

         "Significant Subsidiary" means a Restricted Subsidiary which is a "significant subsidiary" under Rule 1.02(v) of Regulation S-X under the Securities Act.

         "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Subordinated Indebtedness" means Indebtedness of Hvide Marine or a subsidiary guarantor which is expressly subordinated in right of payment to the notes or the guarantee of such guarantor, as the case may be.

         "Subsidiary" means, with respect to any person,

         (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries thereof and

         (b) any other Person, other than a corporation, including, without limitation, a joint venture, in which such Person, one or more subsidiaries thereof or such person and one or more subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority of the ownership interests entitled to vote in the election of directors, managers or trustees thereof or other persons performing similar functions.

         For purposes of the indenture and the notes, the Lightship Tanker Entities shall not be considered Subsidiaries of Hvide Marine so long as their liabilities and obligations are without recourse to, and are not and do not become liabilities or obligations of, Hvide Marine or any of the Restricted Subsidiaries.

         "Surviving Entity" has the meaning ascribed to that term under "- Consolidation, Merger, Sale of Assets, Etc."

         "Unrestricted Subsidiary" means any Subsidiary of Hvide Marine (other than a guarantor or a Subsidiary of Hvide Marine which owns or holds any Collateral) designated as such pursuant to and in compliance with the covenant described under "- Certain Covenants - Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of Hvide Marine delivered to the trustee, subject to the provisions of such covenant.

         "Voting Stock" means any class or classes of Capital Stock of a Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the Board of Directors, managers or trustees of such Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by HvideMarine or one or more Wholly-Owned Restricted Subsidiaries of Hvide Marine. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                            DESCRIPTION OF COLLATERAL

         The following discussion includes a summary description of the Collateral and a summary of the material terms of the Security Documents. For further information regarding the terms and provisions of the Security Documents, please refer to the copies of the Security Documents which we have filed as exhibits to the registration statement of which this prospectus is part. We urge you to read these documents. In addition, you should also refer to "Description of the Notes-Possession, Use and Release of Collateral" for the provisions of the indenture relating to releases and substitutions of Collateral. Capitalized terms used below but not defined below are defined in "Description of the Notes-Certain Definitions."



Collateral

         Pursuant to the Security Documents, we granted to the Collateral Agent, for the benefit the lenders under the credit facility and of the trustee and the holders of the notes, security interests in the real and personal property summarized below. The lenders under the credit facility have been granted a first priority security interest in the Collateral, and the holders of the notes have been granted a second priority security interest in the Collateral. The Collateral for the credit facility, the notes and the Guarantees currently represents

o substantially all of the real and personal properties of Hvide Marine and the Subsidiary Guarantors, and inventory, accounts receivable, intellectual property and related assets and

o all of the Capital Stock of the Wholly-owned Restricted Subsidiaries outstanding on the Issue Date.

         The obligations of the issuers under the notes and the Guarantees were secured by Liens on all of the following assets:

o    each and every Receivable;

o    all Contracts, together with all Contract Rights arising thereunder;

o    all Inventory;

o    all Equipment;

o all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

o    all Patents and Copyrights;

o all computer programs of such issuer and all intellectual property rights therein and all other proprietary information of such issuer, including, but not limited to, United States trade secrets and proprietary information necessary to operate the business of an issuer, and all recorded data of any kind or nature, regardless of the medium of recording including without limitation, all software, writings, plans, specifications and schematics;

o all other Goods, General Intangibles, Investment Property, Permits, Chattel Paper, Documents, Instruments and other assets (including cash), as these terms are defined in the Uniform Commercial Code as in effect on the Issue Date in the State of New York;

o the cash collateral account (which is maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors, and all monies, securities, instruments and other investments deposited or required to be deposited in such cash collateral account;

o all other bank, demand, time savings, cash management, passbook, certificates of deposit and similar accounts maintained by such issuers and all monies, securities, instruments and other investments deposited or required to be deposited in any of the foregoing accounts;

o    all Proceeds and products of any and all of the foregoing; and

o vessel mortgages and all of the above arising out of, or resulting from the chartering or operation of, or related to the vessels owned by the issuers which are presently or may hereafter be subject to a vessel mortgage in favor of the Collateral Agent.

         We pledged the Collateral to the Collateral Agent for the benefit of the Collateral Agent, the trustee and the holders pursuant to a securities pledge agreement and a security agreement which we refer to collectively as the "Security Documents."

         As described under "Description of the Notes-Certain Covenants-Disposition of Proceeds of Asset Sales," the Net Asset Sale Proceeds of such Asset Sales must either be used to prepay indebtedness under the credit facility or to purchase replacement assets, or both.

         If an Event of Default occurs under the indenture, the trustee, on behalf of the Holders, in addition to any rights or remedies available to it under the indenture, may cause the Collateral Agent to take such action as the trustee deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the Collateral Agent, after payment of the expenses of such foreclosure and fees and other amounts then payable to the Collateral Agent and any prior lienholder, to which the trustee and the holders are entitled from any foreclosure in respect of any Collateral by which the notes are secured will be applied by the trustee under the indenture, first, to pay the expenses and other amounts payable to the trustee and, thereafter, to pay the principal of, premium, if any, and interest on the notes.

         The proceeds of any sale of the Collateral in whole or in part pursuant to the indenture or the Security Documents following an Event of Default may not be sufficient to satisfy payments due on the notes. The ability of the Collateral Agent or the trustee, for the benefit of the holders, to realize upon the Collateral will also be subject to bankruptcy law limitations in the event of a bankruptcy and other contractual limitations. See "-Certain Bankruptcy Limitations" below.

Certain Bankruptcy Limitations

         The right of the trustee or the Collateral Agent, as the case may be, to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against Hvide Marine or a guarantor, whether by a noteholder or another creditor, prior to the trustee or the Collateral Agent, as the case may be, having repossessed and disposed of the Collateral. Under federal bankruptcy laws, a secured creditor such as the trustee or the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."

         The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict

         (1) if payments under the notes or the guarantees would be made following commencement of and during a bankruptcy case;

         (2) whether or when the Collateral Agent or the trustee, as the case may be, could foreclose upon or sell any of the Collateral; or

         (3) whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

         Furthermore, in the event that the bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders of notes would hold "undersecured claims." Applicable federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorney's fees for "undersecured claims" during the pendency of a debtor's bankruptcy case.

                          REGISTRATION RIGHTS AGREEMENT

         Hvide Marine, the guarantors and the purchasers of the notes entered into the registration rights agreement concurrent with the issuance of the notes. Pursuant to the registration rights agreement, we and the guarantors agreed to do both of the following:

o file with the Securities and Exchange Commission on or prior to 120 days after the date of issuance of the notes a registration statement on an appropriate form, if the use of such form is then available relating to a registered exchange offer for the notes under the Securities Act; and

o             use  their   reasonable   best  efforts  to  cause  this  exchange
              registration   statement  to  be  declared   effective  under  the
              Securities Act within 240 days after the issue date of the notes.

As soon as practicable after the effectiveness of the exchange registration statement, the issuers will offer to the holders of Registrable Securities, which is defined below, who are not prohibited by any law or policy of the Commission from participating in the exchange offer the opportunity to exchange their Registrable Securities for an issue of a second series of notes that are identical in all material respects to the notes, except that these exchange notes will not contain terms with respect to transfer restrictions or the payment of liquidated damages, and that are registered under the Securities Act. The issuers will keep the exchange offer open for not less than 20 business days after the date on which notice of the exchange offer is mailed to the holders of Registrable Securities.

         The issuers will file with the Commission a shelf registration statement to cover resales of Registrable Securities by the holders of notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement, if any of the following situations apply:

o because of any change in law or applicable interpretations of these laws by the staff of the Commission, the issuers reasonably determine after conferring with counsel that are not permitted to effect the exchange offer as contemplated by this prospectus;

o    the exchange offer is not consummated within 240 days of the Issue Date;

o any holder of notes that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered Registrable Securities on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of such holder as an affiliate of Hvide Marine or any of the guarantors within the meaning or the Securities Act.

         For purposes of the paragraphs above, "Registrable Securities" means the notes upon original issuance thereof and at all times subsequent thereto, until in the case of any such note

         (1) a registration statement covering such note has been declared effective and such note has been disposed of in accordance with such effective registration statement,

         (2) is sold in compliance with Rule 144 or may be sold without volume or manner of sale restrictions under Rule 144,

         (3) it has been exchanged or otherwise transferring for an exchange note pursuant to an Exchange Offer and is entitled to be resold without complying with the prospectus delivery requirements of the Securities Act.

         (4)  it ceases to be outstanding for purposes of the indenture.

         The issuers will use their reasonable best efforts to have the exchange registration statement or, if applicable, the shelf registration statement declared effective by the Commission as promptly as practicable after the filing of the applicable registration statement.

         Unless the exchange offer would not be permitted by a policy of the Commission, the issuers will commence the exchange offer and will use their reasonable best efforts to consummate the exchange offer as promptly as practicable, but in any event prior to 240 days after the issue date of the notes. If applicable, the issuers will use their reasonable best efforts to keep the shelf registration statement effective until the date which is two years from the issue date of the notes, which is subject to extension in certain circumstances, or such shorter period ending when all Registrable Securities covered by the shelf registration statement have been sold in the manner set forth and as contemplated by the shelf registration statement.

         The issuers will be required to pay as liquidated damages additional interest on the notes to each holder of Registrable Securities if any of the following registration defaults occurs:

o the exchange registration statement is not filed with the Commission on or prior to 120 days after the issue date of the notes or a shelf registration statement is not filed with the Commission on or prior to the Shelf Registration Filing Date.;

o the exchange offer registration statement is not declared effective by the Commission within 210 days after the issue date of the notes or, if obligated to file a shelf registration statement, the shelf registration statement is not declared effective on or prior to the Shelf Registration Effectiveness Date;

o if either (a) the issuers have not exchanged exchange notes for all validly tendered original notes on or prior to the 240th day after the Issue Date or (b) the registration statement ceases to be effective at any time prior to the when the exchange offer is consummated or (c) if applicable, the shelf registration was declared effective but ceases to be effective at any time before two years after the Issue Date without being succeeded within five business days by a post-effective amendment that is itself declared effective, or an effective shelf registration statement covering the same notes.

The issuers will be required to pay the liquidated damages during any of the registration default periods described above in an amount equal to 0.50% per annum for the first 90-day period which shall increase by an additional 0.50% per annum for each such subsequent 90-day period until the applicable registration statement is filed or the exchange registration statement is declared effective and the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders of Registrable Securities in the same manner as interest payments on the notes on quarterly payment dates which correspond to interest payment dates for the notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

         The registration rights agreement also provides that the issuers

         (1) shall make available for a period of 180 days after the consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any exchange notes and

         (2) shall pay all fees and expenses incident to the exchange offer and will indemnify specified holders of the notes, including any broker-dealer, against various liabilities, including liabilities under the Securities Act.

         A broker-dealer which delivers a prospectus to purchasers in connection with resales will be subject to civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement, including indemnification rights and obligations.

         Each holder who wishes to exchange notes for exchange notes in the exchange offer will be required to make representations, including each of the following:

o any exchange notes to be received by it will be acquired in the ordinary course of its business;

o it has no and will have no arrangement or understanding with any Person to participate in the distribution of the exchange notes;

o it is not an "affiliate," as defined in Rule 405 under the Securities Act, of Hvide Marine and the guarantors; and

o it is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

         If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes.

         Holders will be required to make representations to the issuers, as described above, in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with the sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder, including indemnification obligations.

         For so long as the notes are outstanding, Hvide Marine will continue to provide to holders and to prospective purchasers of the notes the information required by Rule 144A(d)(4) under the Securities Act.

         The description of the registration rights agreement given above is a summary of the material terms of that agreement. For further information regarding the terms and provisions of the registration rights agreement, please refer to copy of the agreement, which we have filed as an exhibit to the registration statement of which this prospectus is part. We urge you to read this document.

                          BOOK-ENTRY; DELIVERY AND FORM

         The exchange notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirers of exchange notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme. See "The Exchange Offer-Book Entry Transfer."

         Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

         All interests in the global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

Book-Entry Procedures for the Global Notes

         The descriptions of the operations and procedures of DTC, set forth below are provided solely as a matter of convenience. These operations and procedures are within the sole control of the respective settlement systems and are subject to change by them. We take no responsibility for these operations or procedures, and you are urged to contact the relevant system or its participants directly to discuss these matters.

         DTC has advised us that it is

(1) a limited purpose trust company organized under the laws of the State of New York,

(2)  a "banking organization" within the meaning of the New York Banking Law,

(3)  a member of the Federal Reserve System,

(4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and

(5)  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers under the offering of outstanding notes, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

         We expect that pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than DTC participants.

         The laws of some jurisdictions may require that purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

         So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note

o will not be entitled to have notes represented by a global note registered in their names,

o    will  not  receive  or  be  entitled  to  receive   physical   delivery  of
     certificated notes, and

o will not be considered the owners or holders of the global note under the indenture for any purpose.

We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

         Payments of the principal of, premium, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on a record date will be payable by the trustee to or at the direction of DTC or its nominee. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

         Although DTC, Euroclear and Cedel have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

         If

o we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

o we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture, or

o    upon the occurrence of other events as provided in the indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons, or the nominee of any thereof, and cause the same to be delivered thereto.

         Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the material United States federal income tax consequences of participation in the exchange offer and of the ownership of notes to holders who purchased the units comprised of outstanding notes and warrants in the initial offering at their issue price. Except where noted, it deals only with notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, traders who elect to use a mark-to-market method of accounting with respect to their securities, persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle or holders of notes whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code, and regulations, rulings and judicial decisions under the Code as of the date of this prospectus, and such authorities may be repealed, revoked or modified. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF YOUR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

         As used in this prospectus, a "U.S. holder" means a holder of a note that is:

o    a citizen or resident of the United States;

o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

o an estate the income of which is subject to United States federal income taxation regardless of its source; or

o a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

         A "Non-U.S. holder" is a holder of a note that is not a U.S. holder.

Exchange of Notes

         The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period the outstanding note and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

Allocation of Purchase Price between original $95.0 million Notes and Warrants

         Each of the original  $95.0  million  outstanding  note was issued with
5.65 warrants as an investment unit. The issue price of each unit for U.S. federal income tax purposes is the first price at which a substantial amount of the units were sold for cash, excluding sales to bond houses or similar persons acting as underwriters, placement agents or wholesalers and is $806.78. As required by U.S. Treasury regulations, we allocated the issue price of each unit between the note and warrant based on their relative Fair Market Values. The amount we allocated to each note is $93.22. On the basis of this allocation, the notes were issued with "original issue discount." Under U.S. Treasury regulations you are bound by such allocation for U.S. federal income tax purposes unless you disclose a different allocation on a statement attached to your return for the taxable year that includes the acquisition date of such unit. No assurance can be given that the IRS will accept our allocation. If the IRS successfully challenges our allocation, the issue price, the amount of original issue discount accrual on the note and gain or loss on the sale or disposition of a note would be different from that resulting under our allocation.

U.S. Holders

Payments of Interest

         Except as described below under "Original Issue Discount," stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount

         The original $95.0 million outstanding notes were issued with original issue discount in an amount equal to the difference between the principal amount of the notes and the issue price of the notes as described under "-Allocation of Purchase Price between original $95.0 million Notes and Warrants." The additional $514,583 notes issued as additional interest were not issued with original issue discount. You should be aware that you generally must include original issue discount in gross income in advance of the receipt of cash attributable to that income.

         The amount of original issue discount includible in your income is the sum of the "daily portions" of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year in which you held the note ("accrued original issue discount"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the original issue discount allocable to that accrual period. The "accrual period" for a note must be 6 months or less and may vary in length over the term of the note, provided that each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of original issue discount allocable to any accrual period is an amount equal to the excess, if any, of:

o the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

o    the sum of any stated interest allocable to the accrual period.

         Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is equal to its issue price increased by the accrued original issue discount for each prior accrual period. Under these rules, you will have to include in income increasingly greater amounts of original issue discount in successive accrual periods. We are required to provide information returns stating the amount of original issue discount accrued on notes held of record by persons other than corporations and other exempt holders.

         You may elect to treat all interest on any of the original $95 million notes as original issue discount and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount and unstated interest. The election is to be made for the taxable year in which you acquired the note, and may not be revoked without the consent of the IRS. You should consult with your own tax advisors about this election.

Sale, Exchange and Retirement of Notes

         Your tax basis in a note is, in  general,  the  amount you paid for the note increased by accrued original issue discount. Upon the sale, exchange, retirement or other disposition of a note, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition, less any accrued stated interest, which will be taxable as such if not previously included in income, and your tax basis in the note. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

         In general, unless you are an exempt recipient such as a corporation, information reporting will apply to payments that we make to you and to the proceeds from the sale of a note. Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail to either report in full dividend and interest income or to make certain certifications, you will be subject to backup withholding at a 31% rate.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

U.S. Federal Withholding Tax

         The 30% U.S. federal withholding tax will not apply to any payment of principal or interest, including original issue discount, on your notes provided that:

o you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury regulations;

o you are not a controlled foreign corporation that is related to us through stock ownership;

o    you are not a bank whose  receipt of interest on the notes is  described in
     Section 881(c)(3)(A) of the Code; and

o you provide your name and address on an IRS Form W-8BEN, or successor form, and certify, under penalty of perjury, that you are not a U.S. person or
     (b) a financial institution holding the notes on your behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN, or successor form, from the beneficial owner and provides us with a copy.

         If you cannot satisfy the requirements described above, payments of premium, and interest, including original issue discount, made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on your note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

         The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Estate Tax

         Your estate will not be subject to U.S. federal estate tax on notes owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and the U.S. Treasury Regulations, and (2) interest on your note would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

U.S. Federal Income Tax

         If you are engaged in a trade or business in the United States and interest on your note, including OID, is effectively connected with the conduct of that trade or business, although exempt from the 30% withholding tax, you will be subject to U.S. federal income tax on that interest or dividend on a net income basis in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on your notes, including original issue discount, will be included in earnings and profits.

         Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless (1) that gain is effectively connected with the conduct of a trade or business in the United States by you or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and other conditions are met.

Information Reporting and Backup Withholding

         In general, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge that you are a U.S. person and we have received from you the statement described above under "U.S. Federal Withholding Tax."

         In addition, you will not be subject to information reporting and backup withholding with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

         U.S. Treasury regulations effective after December 31, 2000 generally modify the information reporting and backup withholding rules applicable to certain payments made. In general, the U.S. Treasury regulations would not significantly alter the present rules discussed above, except in special situations.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

         Until October 10, 2000, which is 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes only where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 90 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers.

         We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and the fees of any counsel or other advisors or experts retained by the holders of outstanding notes, except as expressly set forth in the registration rights agreement, and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the exchange notes offered by this prospectus will be passed upon for Hvide Marine by Dyer Ellis & Joseph, P.C. Washington, D.C.

                                     EXPERTS

         Ernst & Young LLP, independent certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-K, as amended on Form 10-K/A for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Hvide Marine and the guarantors have filed with the Securities and Exchange Commission a registration statement on Form S-4, which includes amendments, exhibits, schedules and supplements, under the Securities Act and the rules and regulations under the Securities Act, for the registration of the exchange notes offered by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted from this prospectus as permitted by the rules and regulations of the Commission. For further information with respect to the issuers and the exchange notes offered by this prospectus, please refer to the registration statement. We urge you to read the registration statement.

         Pursuant to the indenture, Hvide Marine will file with the Commission and provide the trustee and any holder of notes or prospective holder of notes, upon the request of such holder or prospective holder, with annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to these Sections, the information, documents and other reports to be so filed and provided at the times specified for the filing of the information, documents and reports under these Sections. These reports, the registration statement on Form S-4 filed by Hvide Marine and the guarantors and any other registration statements or reports publicly filed by Hvide Marine or the guarantors, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, such public filings are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. The
following   documents  filed  by  us  are  incorporated  by  reference  in  this prospectus:

o our annual report on Form 10-K for the latest fiscal year for which such a report has been filed,

o our quarterly reports on Form 10-Q and current reports on Form 8-K filed since the end of the latest fiscal year for which we have filed an annual report on Form 10-K, and

o any future filings made by us with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offering


         You may request a copy of these and any future filings, at no cost, by writing or telephoning us at:

                             Hvide Marine Incorporated
                                 2200 Eller Drive
                                  P.O. Box 13038
                           Ft. Lauderdale, Florida 33316
                                  (954) 524-4200
                           Attention: Investor Relations